UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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BWX TECHNOLOGIES, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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800 Main Street, 4th Floor
Lynchburg, Virginia 24504
March 29, 2019
Dear Stockholder:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders of BWX Technologies, Inc. (the "Annual Meeting"), which will be held on Tuesday, May 14, 2019, at The Virginian Hotel, Eleanor Rose Room, 712 Church Street, Lynchburg, Virginia 24504, commencing at 9:30 a.m. Eastern Time. The Notice of Annual Meeting and Proxy Statement following this letter describe the matters to be acted on at the meeting.
As a demonstration of our commitment to transparency and good corporate governance practices, we have continued our practice of engaging directly with our stockholders over the past year to discuss matters of interest. We value the feedback we received from our stockholders in recent years, and it has informed our decisions on executive compensation.
We are utilizing the Securities and Exchange Commission’s Notice and Access proxy rule, which allows us to furnish proxy materials to you via the Internet as an alternative to the traditional approach of mailing a printed set to each stockholder. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders who have not previously elected to receive a printed set of proxy materials. The Notice contains instructions on how to access our 2019 Proxy Statement and 2018 Annual Report, as well as how to vote either online, by telephone or in person for the Annual Meeting.
It is very important that your shares are represented and voted at the Annual Meeting. Please vote your shares by Internet or telephone, or, if you received a printed set of materials by mail, by returning the accompanying proxy card, as soon as possible to ensure that your shares are voted at the meeting. Further instructions on how to vote your shares can be found in our Proxy Statement.
Thank you for your support of our company.

Sincerely yours,
Rex D. Geveden
President & Chief Executive Officer

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please take a few minutes now to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 14, 2019.

The proxy statement and annual report are available on the Internet at www.proxyvote.com.
The following information applicable to the Annual Meeting may be found in the proxy statement and the Notice or proxy card, as applicable:

•	the date, time and location of the meeting;

•	a list of the matters intended to be acted on and our recommendations regarding those matters;

•	any control/identification numbers that you need to access your proxy card and submit your proxy; and

•	information about attending the meeting and voting in person.

BWX TECHNOLOGIES, INC.
800 Main Street, 4th Floor
Lynchburg, Virginia 24504
____________________________________________________
Notice of 2019 Annual Meeting of Stockholders
____________________________________________________
The 2019 Annual Meeting of Stockholders of BWX Technologies, Inc. (the "Annual Meeting"), will be held at The Virginian Hotel, Eleanor Rose Room, 712 Church Street, Lynchburg, Virginia 24504, on Tuesday, May 14, 2019, at 9:30 a.m. Eastern Time, in order to:

(1)	elect John A. Fees and Robb A. LeMasters as Class III directors of our Board of Directors;

(2)	amend the BWX Technologies, Inc. Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors;

(3)	hold an advisory vote on the compensation of our named executive officers;

(4)	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

(5)	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
If you were a stockholder of record as of the close of business on March 20, 2019, you are entitled to vote at the Annual Meeting and at any adjournment thereof.
Instead of mailing a printed copy of our proxy materials, including our 2018 Annual Report, to each stockholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March 29, 2019, we mailed the Notice of Internet Availability of Proxy Materials (the “Notice”), or our proxy statement if you previously elected to receive a printed copy of the materials, to all stockholders of record as of March 20, 2019 and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. The Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
If you previously elected to receive a printed copy of the materials, we have enclosed a copy of our 2018 Annual Report to Stockholders with this notice and proxy statement.
Your vote is important. Please submit your proxy promptly so your shares can be represented and voted at the Annual Meeting, even if you plan to attend the Annual Meeting. You can submit a proxy by Internet, by telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. You can also vote in person at the Annual Meeting.

By Order of the Board of Directors,

Thomas E. McCabe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
March 29, 2019

2019 PROXY STATEMENT SUMMARY

2019 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
ANNUAL MEETING OF STOCKHOLDERS

Time and Date	May 14, 2019, 9:30 a.m. Eastern Time

Place	The Virginian Hotel Eleanor Rose Room 712 Church Street Lynchburg, Virginia 24504

Record Date	March 20, 2019

Voting	Stockholders as of the record date are entitled to vote. Each share of our common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Attendance	All stockholders as of the record date and their duly appointed proxies may attend the meeting.
CORPORATE GOVERNANCE

Supermajority of Independent Directors (9 of 11 directors)	82%
10 Year Director Tenure Limit	Yes
Annual Election of Directors	No*
Majority Voting of Directors	Yes
Separate Chairman and CEO	Yes
Lead Independent Director	Yes
Aggregate Number of Board and Committee Meetings in 2018	28
Executive Sessions of Independent Directors	Yes
Committees Comprised Solely of Independent Directors	Yes
Committees Authorized to Engage Independent Advisors	Yes
Shareholder Rights Plan (“Poison Pill”)	No
Employment Agreements with Named Executive Officers	No
Change in Control Tax Gross Ups	No
Clawback Policy	Yes
Stock Ownership Guidelines	Yes
No Hedging or Pledging Policy	Yes

*	See Declassified Board below.
Declassified Board. Our Board of Directors approved the submission of an amendment of the Company's Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors. Subject to the approval of stockholders at the Annual Meeting, the Company will begin electing directors for one-year terms at the annual meeting of stockholders for 2020, and all directors annually by the annual meeting of stockholders for 2022. See Proposal 2 for additional information.
Majority Vote for Director Elections. In March 2019, our Board of Directors amended the Company's Amended and Restated Bylaws to provide for majority voting for uncontested director elections. This change provides for submission of conditional resignation letters by directors nominated for election to the Board of Directors in the event that they do not receive a majority of the votes cast for his or her election. See Vote Required — Proposal 1: Election of Directors.

2019 PROXY STATEMENT (i)

2019 PROXY STATEMENT SUMMARY

2018 HIGHLIGHTS

•	Consolidated revenue was up 6.6% to $1.8 billion compared to the prior year.

•	GAAP and Non-GAAP operating income increased 4.4% and 7.1%, respectively, compared to the prior year.

•	GAAP and Non-GAAP earnings per share were $2.27 and $2.39, an increase of 54.4% and 16.6%, respectively, compared to the prior year.

* Please refer to Appendix A, "Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results," for a reconciliation of adjusted results, including adjusted operating income and adjusted earnings per share, to reported results for 2017 and 2018.

•
In July 2018, we completed the acquisition of the Nordion medical radioisotope business, a leading global manufacturer and supplier of critical medical radioisotopes and radiopharmaceuticals for research, diagnostic and therapeutic use. This business will be the platform from which we plan to launch our Molybdenum-99 product line, as well as future radioisotope-based imaging and therapeutic products.

•	In August 2018, we appointed Gerhard F. Burbach to the Board of Directors. Mr. Burbach has significant medical industry experience to provide guidance as we develop our radioisotope business.

•	In 2018, we returned $279 million to stockholders through $64 million of dividends and $215 million of share repurchases.
TOTAL STOCKHOLDER RETURN
The following graph depicts the cumulative total stockholder return of BWXT for the three and five years ended December 31, 2018 relative to those of the S&P 500 Index, the S&P Aerospace and Defense Select Index ("S&P A&D Select") and our custom compensation peer group for 2018. See Section 4: Other Benefits and Practices in Compensation Discussion and Analysis for information on our peer group.
Three-Year and Five-Year Total Shareholder Return as of December 31, 2018(1)

(1)
Measured by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the applicable share price at the end and the beginning of the measurement period by (ii) the share price at the beginning of the measurement period. Results for the compensation peer group do not include Orbital ATK, Inc. and KLX Inc., which were acquired in June 2018 and October 2018, respectively.

(ii) 2019 PROXY STATEMENT

2019 PROXY STATEMENT SUMMARY

ANNUAL MEETING AGENDA

Proposal		Board Vote Recommendation	Page Reference
1	Election of two Class III directors	FOR EACH NOMINEE	5
2	Amendment of the Company's Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors	FOR	10
3	Advisory vote on the compensation of our named executive officers	FOR	23
4	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019	FOR	63
VOTING MATTERS
Your vote is important. Please submit your proxy promptly so your shares can be represented and voted, even if you plan to attend the 2019 Annual Meeting of Stockholders (the "Annual Meeting"). You may submit a proxy to have your shares voted via the Internet at www.proxyvote.com or via telephone at 1-800-690-6903; by requesting a printed copy of the proxy materials and using the enclosed proxy card; or by voting your shares in person at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTOR NOMINEES
The Board of Directors has nominated two Class III directors to serve a three-year term expiring in 2022. The following table provides summary information about each director nominee.

Director Nominee	Age	Director Since	Principal Occupation	Committee(s)
John A. Fees	61	2010	• Non-Executive Chairman since May 2018 (and from July 2010 to June 2015) • Former Executive Chairman from July 2015 to May 2018 • Former Chief Executive Officer of McDermott, our former parent company	• None
Robb A. LeMasters	41	2015	• Managing Director, Blue Harbour, L.P. • Former Founding Partner, Theleme Partners • Former Partner, The Children's Investment Fund (TCI)	• Audit and Finance • Compensation
Our Board of Directors has determined that Mr. LeMasters is independent.
Our Board of Directors has adopted majority voting for director elections. Approval of this proposal requires the affirmative vote of a majority of our shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. In a contested election, director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors.

Our Board recommends that you vote FOR each of the director nominees.

2019 PROXY STATEMENT (iii)

2019 PROXY STATEMENT SUMMARY

PROPOSAL 2: AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS
After careful consideration, the Board has determined that it is in the best interests of the Company and its stockholders to amend our Restated Certificate of Incorporation to provide for the phased-in declassification of the Board and the annual election of all directors. If this proposal is approved, our Restated Certificate of Incorporation would be amended to provide that:

•	Class I directors stand for election for a one-year term at our 2020 annual meeting;

•	Class I and Class II directors stand for election for a one-year term at our 2021 annual meeting; and

•	our entire Board stands for election for a one-year term at our 2022 annual meeting and thereafter.
Approval of this proposal requires the affirmative vote of at least 80% of our shares of common stock outstanding and entitled to vote generally in the election of directors.

Our Board recommends that you vote FOR the amendment of the Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors.
PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We hold an annual stockholder vote on executive compensation and are asking our stockholders to approve an advisory resolution for 2018 compensation. At the 2018 Annual Meeting of Stockholders, we received the support of our stockholders with over 97% of the votes cast in favor of our executive compensation program. We encourage stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which provides a review of our compensation philosophy and how that philosophy was implemented in 2018. We believe that our executive compensation is reasonable and provides appropriate incentives to our executives to achieve results that we expect to drive stockholder value without encouraging excessive risk taking in business decisions.
Approval of this proposal requires the affirmative vote of a majority of our shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal.

Our Board recommends that you vote FOR the compensation of our Named Executive Officers on an advisory basis.
PROPOSAL 4: RATIFICATION OF AUDITORS
Our Board of Directors has ratified the decision of the Audit and Finance Committee to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2019. We are asking our stockholders to ratify this appointment. Below is summary information of Deloitte’s fees for fiscal years 2018 and 2017 services.

Service	2018	2017
Audit	$2,699,000	$2,636,000
Audit-Related	80,000	—
Tax	75,000	40,400
All Other	2,695	2,695
Total	$2,856,695	$2,679,095
Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal.

Our Board recommends that you vote FOR the ratification of Deloitte as our independent registered public accounting firm for the year ending December 31, 2019.

(iv) 2019 PROXY STATEMENT

BWX TECHNOLOGIES, INC.
800 Main Street, 4th Floor
Lynchburg, Virginia 24504

Proxy Statement for the 2019 Annual Meeting of Stockholders to be held on May 14, 2019

GENERAL INFORMATION
The Board of Directors (the "Board") of BWX Technologies, Inc. ("BWXT," the "Company," "we" or "us") has made these materials available to you over the Internet or, upon your request, has mailed you a printed version of these materials in connection with our 2019 Annual Meeting of Stockholders (the "Annual Meeting"), which will take place on May 14, 2019. We mailed the Notice of the Annual Meeting (or Proxy Statement if you requested a hard copy) to our stockholders on or about March 29, 2019, and our proxy materials were posted on the website referenced in the Notice on that same date.
We have sent or provided access to the materials to you because our Board is soliciting your proxy to vote your shares at our Annual Meeting. We will bear all expenses incurred in connection with this proxy solicitation. We have engaged Alliance Advisors to assist in the solicitation for a fee of $24,500. In addition, our officers and employees may solicit your proxy by telephone, facsimile transmission, electronic mail or in person, and they will not be separately compensated for such services. We solicit proxies to give all stockholders an opportunity to vote on matters that will be presented at the Annual Meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares. If your shares are held through a broker or other nominee (i.e., in "street name") and you have requested printed versions of these materials, we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through the Thrift Plan for Employees of BWXT and Participating Subsidiary and Affiliated Companies (our "Thrift Plan”) and you have requested printed versions of these materials, the trustee of that plan has sent you this proxy statement and you should instruct the trustee on how to vote your Thrift Plan shares.
VOTING INFORMATION
RECORD DATE AND WHO MAY VOTE
Our Board selected March 20, 2019 as the record date for determining stockholders of record entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, Computershare Trust Company, N.A., on the record date, you may vote your shares on the matters to be considered at the Annual Meeting. If your shares were held in street name on that date, you should refer to the instructions provided by your broker or nominee for further information. They are seeking your instructions on how you want your shares voted. Brokers holding shares in street name can vote those shares on routine matters if the beneficial owner has not provided voting instructions at least 10 days before the Annual Meeting. Under the rules of the New York Stock Exchange, the election of Class III directors, the amendment of the Company's Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors, and the advisory vote on compensation of our named executive officers are not considered routine matters, which means that brokers may not vote your shares for such matters if you have not given your broker specific instructions as to how to vote and your shares will not be represented in those matters. Please be sure to give specific voting instructions to your broker.
On the record date, 95,135,817 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.
HOW TO VOTE
Most stockholders can vote by proxy in three ways:

•	by Internet at www.proxyvote.com;

•	by telephone; or

•	by mail.

2019 PROXY STATEMENT 1

VOTING INFORMATION

Stockholder of Record
If you are a stockholder of record, you can vote your shares by voting by Internet, telephone, mailing in your proxy or in person at the Annual Meeting. You may give us your proxy by following the instructions included in the Notice or, if you received a printed version of these proxy materials, in the enclosed proxy card. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials through the instructions in the Notice. If you vote using either telephone or the Internet, you will save us mailing expense.
By giving us your proxy, you will be directing us how to vote your shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.
Beneficial Owner
If you are the beneficial owner of shares held in street name, the methods by which you can access the proxy materials and give the voting instructions to the broker or nominee may vary. Accordingly, beneficial owners should follow the instructions provided by their brokers or nominees to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials as instructed by the Notice. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Additionally, the availability of Internet or telephone voting depends on the voting process used by the broker or nominee that holds your shares.
You may receive more than one Notice or proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions for all of your accounts to vote all your shares.
HOW TO CHANGE YOUR VOTE OR REVOKE YOUR PROXY
Stockholders of Record
For stockholders of record, you may change your vote or revoke your proxy by written notice to our Corporate Secretary at our corporate headquarters, 800 Main Street, 4th Floor, Lynchburg, Virginia 24504, granting a new later dated proxy, submitting a later dated proxy by telephone or on the Internet, or by voting in person at the Annual Meeting. Unless you attend the Annual Meeting and vote your shares in person, you should change your vote using the same method (by Internet, telephone or mail) that you first used to vote your shares. This will help the inspector of election for the Annual Meeting verify your latest vote.
Beneficial Owners
For beneficial owners of shares held in street name, you should follow the instructions in the information provided by your broker or nominee to change your vote or revoke your proxy. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.
QUORUM
The Annual Meeting will be held only if a quorum exists. The presence at the Annual Meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the record date will constitute a quorum. If you attend the Annual Meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes” and will count for quorum purposes.

2 2019 PROXY STATEMENT

VOTING INFORMATION

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
We are asking you to vote on the following proposals:

Proposal	Description	Board's Voting Recommendation
1	Election of John A. Fees and Robb A. LeMasters as Class III directors	FOR EACH NOMINEE
2	Amendment of the Company's Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors	FOR
3	Advisory vote on the compensation of our named executive officers (“Named Executives”)	FOR
4	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019	FOR

VOTE REQUIRED
Proposal 1: Election of Directors
For the proposal on the election of directors, director nominees are elected by a majority of the votes cast "FOR" the nominee at the Annual Meeting. You may vote “FOR” or "AGAINST" each director nominee or abstain from voting for one or more nominees. Abstentions and broker non-votes with respect to the election of directors will have no effect on the outcome and do not count as votes cast. Under our Bylaws, in the event of a contested election, the director nominees will be elected by the affirmative vote of a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors at the Annual Meeting.
Proposal 2: Amendment of Certificate of Incorporation to Declassify Board
For the proposal on the amendment of the Company's Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of at least 80% of our shares of common stock outstanding and entitled to vote generally in the election of directors. Abstentions, broker non-votes and the failure to vote will have the effect of an “AGAINST” vote.
Proposal 3: Advisory Vote on Executive Compensation
For the proposal on executive compensation, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter in order to be adopted. Abstentions are counted for purposes of determining a quorum and are considered present and entitled to vote on this proposal. As a result, abstentions have the effect of an “AGAINST” vote. Broker non-votes will not be considered as entitled to vote on this proposal, even though they are considered present for purposes of determining a quorum and may be entitled to vote on other matters. As a result, broker non-votes will not have any effect on this proposal.
Proposal 4: Ratification of Independent Registered Public Accounting Firm
For the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the votes cast on the matter. Abstentions will not be considered as cast and, as a result, will not have any effect on the proposal.
HOW VOTES ARE COUNTED
Stockholders of Record
For stockholders of record, all shares represented by the proxies will be voted at the Annual Meeting in accordance with instructions given by the stockholders. Where a stockholder returns their proxy and no instructions are given with respect to a given matter, the shares will be voted: (1) “FOR” the election of the Class III directors; (2) “FOR” the amendment of our Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors; (3) “FOR” the approval of the compensation of our Named Executives on an advisory basis; (4) “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm; and (5) in the discretion of the proxy holders upon such other business as may properly come before the Annual

2019 PROXY STATEMENT 3

VOTING INFORMATION

Meeting. If you are a stockholder of record and you do not return your proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
Beneficial Owners
For beneficial owners of shares held in street name, the brokers, banks, or nominees holding shares for beneficial owners must vote those shares as instructed. Absent instructions from you, brokers, banks and nominees may vote your shares only as they decide as to matters for which they have discretionary authority under the applicable New York Stock Exchange rules. A broker, bank or nominee does not have discretion to vote on the election of Class III directors, amendment of the Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors, or approval of the compensation of our Named Executives. If you do not instruct your broker, bank or nominee how to vote on those matters, no votes will be cast on your behalf on the election of Class III directors, amendment of the Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors, or the advisory vote on executive compensation. Your broker will be entitled to vote your shares in its discretion, absent instructions from you, on the ratification of the appointment of Deloitte as our independent registered public accounting firm. Any shares of our common stock held in the Thrift Plan that are not voted or for which Vanguard, as trustee of the Thrift Plan, does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from other participants in the Thrift Plan.
Other Matters
We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the Internet or telephone voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.
CONFIDENTIAL VOTING
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

•	to meet any legal requirements;

•	in limited circumstances such as a proxy contest in opposition to our Board;

•	to permit independent inspectors of election to tabulate and certify your vote; or

•	to adequately respond to your written comments on your proxy card.

4 2019 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF CLASS III DIRECTORS
Our Board of Directors is currently comprised of the eleven members identified in the table below. Our Restated Certificate of Incorporation provides for the classification of our Board into three classes, with the term of one class expiring each year. Please see Proposal 2 (below) for a discussion of the proposed declassification of our Board of Directors to provide for the annual election of directors. Effective July 1, 2015, our Board adopted a 10-year director tenure policy that provides that no director may serve on the Board for more than 10 years from the effective date, which was the date of the spin-off of our former Power Generation business. See "10-Year Director Tenure Limit" under Corporate Governance — Governance Committee below.

Director Name	Class	Year Term Expires
John A. Fees	Class III	2019
Robb A. LeMasters	Class III	2019
Richard W. Mies(1)	Class III	2019
Rex D. Geveden	Class I	2020
Robert L. Nardelli	Class I	2020
Barbara A. Niland	Class I	2020
Charles W. Pryor, Jr.	Class I	2020
Jan A. Bertsch	Class II	2021
Gerhard F. Burbach	Class II	2021
James M. Jaska	Class II	2021
Kenneth J. Krieg	Class II	2021
(1) Admiral Mies is not standing for re-election.
Director Qualifications
The table below highlights the qualifications, competency and experience of each nominee for election to our Board that contributed to the Board’s determination that each individual is uniquely qualified to serve on the Board. This high-level summary is not intended to be an exhaustive list of each director’s skills or contributions.

Competency / Experience	Bertsch	Burbach	Fees	Geveden	Jaska	Krieg	LeMasters	Mies	Nardelli	Niland	Pryor
Executive / Operating	●	●	●	●	●	●	●	●	●	●	●
Government, Nuclear or Manufacturing Industry	●	●	●	●	●	●	●	●	●	●	●
Financial / Strategic / M&A	●	●	●	●	●	●	●	○	●	●	●
Technology / Scientific	●	●	●	●	●	●		●		○	●
Risk Management	●	●	●	●	●	○		●	●	●	●
Healthcare / FDA Regulatory		●			○		○
Safety and Environmental			●	●	●			●	○		●
Security and Information Technology	●	●	●	●	●	○		●	○	○	○
Governance	●	●	●	●	●	●	●	●	●	●	●
International	●	●	●	●	●	●	○	○	●	●	●
Other Current Public Company Boards	1	1	1	1	0	0	0	1	0	0	1
●= Competency; ○= Experience

The current term of office of our Class III directors will expire at the Annual Meeting. The incumbent Class III directors are John A. Fees, Robb A. LeMasters and Richard W. Mies, who have served on our Board since their appointments in 2010, 2015 and 2010, respectively. Admiral Mies is not standing for re-election. On the nomination of our Board following the recommendation of the Governance Committee, Messrs. Fees and LeMasters will each stand for election as a Class III director for a term of three years at the Annual Meeting. Each nominee has consented to serve as a director if elected. Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of each of the director nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board. We are not aware of any circumstances that would prevent any of the nominees from serving.

2019 PROXY STATEMENT 5

PROPOSAL 1: ELECTION OF DIRECTORS

Set forth below is certain information for each Class III director nominee and each director of our Company who is not up for election at this year’s Annual Meeting. (Ages are as of the Annual Meeting.)

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Qualifications, Attributes and Skills
Mr. Fees has critical expertise in government businesses, management of international businesses, development of technology, and nuclear technology. He served as the Chief Executive Officer and director of McDermott International, Inc. ("McDermott"), our former parent company, and maintains key relationships important to our business. He has led initiatives to acquire key assets for the Company, divest under-performing businesses, and create significant shareholder value in the BWXT operating businesses. All of these attributes make him well qualified to serve as Non-Executive Chairman of the Board of BWXT.

Professional Highlights
•
Mr. Fees has served as the Non-Executive Chairman of our Board of Directors since May 2018. Prior to that he served as our Executive Chairman since the June 2015 spin-off of our Power Generation business.
•
Previously, he served as our Non-Executive Chairman from July 2010 to May 2015.
•
From October 2008 to July 2010, he was Chief Executive Officer and a director of our former parent company, McDermott, where he led the company and McDermott’s board through the separation of the company into two publicly traded companies by the spin-off of BWXT to McDermott’s shareholders.
•
Prior to becoming McDermott’s Chief Executive Officer in 2008, Mr. Fees led a distinguished career at BWXT for over 31 years. During his time with BWXT, Mr. Fees held numerous management and executive positions within BWXT when it was a McDermott subsidiary.
•
Mr. Fees serves on the board of directors of Brookfield Infrastructure Partners.

JOHN A. FEES Age 61 Non-Executive Chairman

Director since 2010

Qualifications, Attributes and Skills
Mr. LeMasters’ extensive experience in capital markets, financial analysis and mergers and acquisitions allows him to provide valuable resources and perspectives to our Board.

Professional Highlights
•
Mr. LeMasters is a Managing Director at Blue Harbour, L.P., a multi-billion dollar investment firm, a position he has held since 2011.
•
Prior to joining Blue Harbour Group, he was a Founding Partner of Theleme Partners from 2009 to September 2011.
•
Mr. LeMasters has also served as a Partner at The Children’s Investment Fund (TCI) from 2008 to 2009 and a Vice President in the Relative Value/Event-Driven Group at Highbridge Capital Management from 2005 to 2008.

•
Mr. LeMasters began his career as an analyst at Morgan Stanley & Co. in the Mergers and Acquisitions Group and subsequently joined Forstmann Little & Co. as an analyst.
•
Mr. LeMasters earned his B.S. from the University of Pennsylvania in 1999 and his M.B.A. from the Harvard Business School in 2005.

ROBB A. LEMASTERS Age 41 Independent Director

Director since 2015

Committees: Audit and Finance Compensation

Our Board recommends that stockholders vote “FOR” the nominees named above.

6 2019 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

OTHER DIRECTORS (not up for election at the Annual Meeting)

Qualifications, Attributes and Skills
Ms. Bertsch has held numerous advisory roles in the academic, technological, and major manufacturing industries. With 40 years of experience, Ms. Bertsch brings extensive corporate finance, strategic planning, restructuring and international experience to our Board. The depth and breadth of her professional career in the life science, automotive and manufacturing industries, with a keen focus on operational enhancements, cost reduction strategies and revenue generation for Fortune 500 and Fortune 1000 companies, make her a valuable addition to the Board.

Professional Highlights
•
Ms. Bertsch has served as Chief Financial Officer of Owens-Illinois, Inc., a Fortune 500 manufacturer of glass and packaging products, since November 2015.
•
Previously, Ms. Bertsch served as the Executive Vice President and Chief Financial Officer of Sigma-Aldrich Corporation, a leading life science and high technology company, from March 2012 to November 2015.
•
Before joining Sigma-Aldrich, Ms. Bertsch served as Vice President, Controller and Principal

Accounting Officer of Borg Warner, Inc., from August 2011 to February 2012 and as Vice President and Treasurer from December 2009 to July 2011.
•
Prior to that, Ms. Bertsch spent several years as Senior Vice President, Treasurer and Chief Information Officer for Chrysler Group, LLC, and Chrysler LLC, where she worked proactively with a number of constituents to determine a solution to Chrysler’s long-term viability.
•
Ms. Bertsch has served as a member of the Board of Directors of Meritor, Inc. since September 2016.

JAN A. BERTSCH Age 62 Independent Director

Director since 2013

Committees: Audit and Finance — Chair Compensation

Qualifications, Attributes and Skills
Mr. Burbach's leadership background with medical device companies provides our Board with a key external perspective and insight into our medical isotope business, including strategy, development, operations, customers and other stakeholders.

Professional Highlights
•
From 2006 to 2014, Mr. Burbach was President, Chief Executive Officer and director of Thoratec Corporation, a company that develops, manufactures and markets proprietary medical devices used for circulatory support.
•
Prior to that, he held executive leadership positions at Digirad Corporation, Philips Medical Systems, ADAC Laboratories, McKinsey & Company and CitiCorp.
•
Mr. Burbach received a bachelor’s degree in industrial engineering from Stanford University and a master’s of business administration from Harvard Business School.

•
Mr. Burbach serves on the board of directors of Fluidigm Corporation, a public company manufacturing and marketing innovative technologies for life sciences research, and is chairman of the board of directors of both Autonomic Technologies, Inc., a private medical device company developing neurostimulation based therapies, and Procyrion Inc., a private medical device company focused on the treatment of chronic heart failure. He also serves on the board of Vascular Dynamics, Inc., a private medical device company developing an innovative solution for hypertension.

GERHARD F. BURBACH Age 57 Independent Director

Director since 2018

Committees: Governance Safety and Security

Qualifications, Attributes and Skills
Mr. Geveden has extensive leadership and technical experience overseeing commercial manufacturing operations for publicly traded companies and high-consequence technology programs for the U.S. government. This experience, combined with his strategic vision, make him a valuable contributor to our Board of Directors.

Professional Highlights
•
Mr. Geveden has served as President and Chief Executive Officer since January 1, 2017, and served as our Chief Operating Officer from October 2015 until December 2016.
•
Previously, Mr. Geveden was Executive Vice President at Teledyne Technologies Incorporated ("Teledyne"), a provider of electronic subsystems and instrumentation for aerospace, defense and other uses. There he led two of Teledyne's four operating segments since 2013, and concurrently served as President of Teledyne DALSA, Inc., a Teledyne subsidiary, since 2014. Mr. Geveden also served as President and Chief Executive Officer of Teledyne Scientific and Imaging, LLC (2011 to 2013) and President of both Teledyne Brown Engineering, Inc. and Teledyne's Engineered Systems Segment (2007 to 2011).

•
Mr. Geveden is a former Associate Administrator of the National Aeronautics and Space Administration ("NASA"), where he was responsible for all technical operations within the agency's $16 billion portfolio and served in various other positions with NASA in a career spanning 17 years.
•
Mr. Geveden serves on the board of directors of TTM Technologies, Inc.

REX D. GEVEDEN Age 58 President, Chief Executive Officer and Director

Director since 2017

2019 PROXY STATEMENT 7

PROPOSAL 1: ELECTION OF DIRECTORS

Qualifications, Attributes and Skills
Mr. Jaska's leadership background with large technology and government services operations provides our Board with a key external perspective on our operations, customers and other stakeholders relevant to our businesses.

Professional Highlights
•
Mr. Jaska currently serves as President of Valiant Integrated Services LLC, a position he has held since January 2016.
•
Previously, Mr. Jaska served in a variety of roles of increasing responsibility with AECOM (formerly AECOM Technology Corporation) over a 10-year period, including President, Government (2013-2014), President of Americas & Government (2011-2013), Division Executive Vice President (2009-2011), Group Chief Executive, Government Group (2005-2009) and Consultant (2004-2005).
•
Mr. Jaska also held several positions with Tetra Tech, Inc., a global provider of professional technical services in engineering, applied sciences, resource management and infrastructure, including President and Director (2003-2004), President, Chief Financial Officer

and Treasurer (2001-2003), Executive Vice President, Chief Financial Officer and Treasurer (2000-2001) and as Vice President, Chief Financial Officer and Treasurer (1994-2000).
•
Mr. Jaska has also held leadership roles with Alliant Techsystems, Inc., Honeywell, Inc. and Ecolab.
•
He holds a master's degree and a bachelor's degree from Western Illinois University.

JAMES M. JASKA Age 68 Independent Director

Director since 2016

Committees: Governance — Chair Safety and Security

Qualifications, Attributes and Skills
Mr. Krieg has significant experience overseeing major research, development and procurement programs for the U.S. Department of Defense. His background provides our Board of Directors with valuable insight into acquisition priorities and considerations of the U.S. Government, our single largest customer.

Professional Highlights
•
Mr. Krieg has served as the founder and Principal of Samford Global Strategies, a consulting practice focused on helping clients lead and manage through periods of strategic change, since 2007.
•
Previously, Mr. Krieg served as the Under Secretary of Defense for Acquisition, Technology and Logistics from June 2005 to July 2007, in which role he was responsible for advising the Secretary of Defense on all matters relating to the Department of Defense acquisition system, research and development, advanced technology, developmental test and evaluation, production, logistics, installation management, military construction, procurement, environmental security, nuclear, chemical and biological matters.

•
Mr. Krieg has also served in a variety of U.S. Department of Defense roles, including as Special Assistant to the Secretary and Director for Program Analysis & Evaluation and Executive Secretary of the Senior Executive Council, and served as Vice President and General Manager of International Paper Realty Inc.
•
Mr. Krieg also worked in a number of defense and foreign policy assignments in Washington, DC, including positions at the White House, on the National Security Council Staff, and in the Office of the Secretary of Defense.
•
He served on the Board of Directors of Tempus Applied Solutions Holdings, Inc. from April 2014 to November 2016, and on the Board of Directors of API Technologies, Inc. from August 2011 to April 2016.

KENNETH J. KRIEG Age 58 Independent Director

Director since 2016

Committees: Compensation Governance

Qualifications, Attributes and Skills
Admiral Mies’ distinguished leadership as the senior operational commander of the U.S. Submarine Force and Commander in Chief of U.S. Strategic Command, his extensive business experience at a company providing scientific and engineering applications for national security, energy, and environment, as well as his service on advisory boards to the Department of Defense and Department of Energy, provide an extensive and unique understanding of the U.S. government, our single largest customer.

Professional Highlights
•
Admiral Mies completed a distinguished 35-year career in the U.S. Navy in 2002. A nuclear submariner, he commanded U.S. Strategic Command for four years prior to his retirement.
•
He subsequently served as a Senior Vice President and Deputy Group President of Science Applications International Corporation (SAIC) from 2002 until 2007 and also served as the President and Chief Executive Officer of Hicks and Associates, a wholly owned subsidiary of SAIC.
•
He served as the Chairman of the Department of Defense Threat Reduction Advisory Committee from 2004 to 2010, Chairman of the Navy Mutual Aid Association from 2003 to 2011, Chairman of the Naval Submarine League from 2007 to 2016 (moved to emeritus status), member of the board of governors of Los Alamos National Laboratory from 2004 to 2018, and member of the board of directors of McDermott from 2008 to 2010.

•
Since 2007, he has served as the CEO and President of The Mies Group, Ltd., a consulting firm that provides strategic planning and risk assessment advice and assistance to clients on international security, energy, defense, and maritime issues.
•
He presently serves as the Chairman of the Strategic Advisory Group for U.S. Strategic Command, Vice-Chair of the Secretary of Energy Advisory Board, member of the Committee on International Security and Arms Control of the National Academy of Sciences, member of the board of governors of Lawrence Livermore National Laboratory, and a member of the U.S. Naval Academy Foundation and the U.S. Naval Institute.
•
He has also been a member of the board of directors of Exelon Corporation since 2009.

RICHARD W. MIES Age 74 Independent Director

Director since 2010*

Committees: Governance Safety and Security — Chair
* Admiral Mies is not standing for re-election, and his current term will expire at the Annual Meeting.

8 2019 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Qualifications, Attributes and Skills
Mr. Nardelli has over 40 years of global operating and financial experience, including with large publicly traded manufacturing companies. This experience combined with his past service on the boards of directors of several other publicly traded companies provides a meaningful perspective to our Board.

Professional Highlights
•
Mr. Nardelli is the Founder and CEO of XLR-8, LLC, an investment and consulting company, which he formed in 2012.
•
He has also served as a Senior Advisor at Emigrant Savings Bank since August 2015, and formerly served as Senior Advisor to the founder of Cerberus Capital Management, L.P. (“Cerberus”), a private equity firm, and held several senior positions with Cerberus and Cerberus Operations and Advisory Company, LLC from 2007 to August 2015.

•
Mr. Nardelli served as Chairman and CEO of Chrysler LLC from 2007 until 2009 and served as Chairman, President and CEO of The Home Depot, Inc. from 2000 to 2007.
•
Previously, Mr. Nardelli held several senior executive positions with General Electric Company.
•
Mr. Nardelli has served on the boards of directors of The Home Depot (2000-2007), The Coca-Cola Company (2002-2005), Chrysler LLC (2007-2009) and Pep Boys – Manny, Moe and Jack (March 2015 – February 2016).

ROBERT L. NARDELLI Age 70 Independent Director

Director since 2014

Committees: Audit and Finance Safety and Security

Qualifications, Attributes and Skills
Ms. Niland has over 30 years of financial and operations experience with ship building and manufacturing operations for the U.S. Navy. Her tenure in senior financial leadership roles with one of our publicly traded peer companies provides our Board with valuable perspectives on our industry.

Professional Highlights
•
Ms. Niland most recently served as Corporate Vice President and Chief Financial Officer of Huntington Ingalls Industries, Inc. (March 2011 to March 2016), a Fortune 500 shipbuilding company for the U.S. Navy and Coast Guard that was spun off from Northrop Grumman Corporation in 2011.
•
Previously at Northrop Grumman, Ms. Niland served in a variety of roles of increasing responsibility over a career spanning over 30 years, including as President and Chief Financial Officer, Shipbuilding; Division Vice President and Chief Financial Officer and Division Vice President - Finance.
• Ms. Niland holds a master's degree from the University of Maryland University College and a bachelor's degree from Towson University.
BARBARA A. NILAND Age 60 Independent Director

Director since 2016

Committees: Audit and Finance Compensation — Chair

Qualifications, Attributes and Skills
Mr. Pryor is an engineer with extensive leadership experience with nuclear manufacturing, public utilities and international operations. Through his former service as Chairman and CEO of Westinghouse Electric Company, as well as on the boards of directors of Urenco USA, DTE Energy and Progress Energy, Inc., among other leadership roles, he is able to bring valuable industry perspectives to our Board.

Professional Highlights
•
Mr. Pryor is the former Chairman of Urenco USA, a division of Urenco Ltd. based in Stoke, England, where he served on the board of directors from January 2003 until December 2014.
•
He served on the boards of directors of DTE Energy Company until 2018 and Progress Energy, Inc. until 2012.
•
Mr. Pryor is the former Chairman and CEO of Westinghouse Electric Company. While at Westinghouse, he led the company’s growth to over $2 billion in annual revenue with employment of over 10,000 people.

•
Previously, he spent 25 years with BWXT, including serving as President of the Company’s Nuclear Power Division and CEO of B&W Nuclear Technologies until retiring in1995 and starting his own management consulting business.
•
In 1993, Mr. Pryor was named the State of Virginia’s “Outstanding Industrialist.” Additionally, French President Francois Mitterand presented Mr. Pryor with the very distinguished Chevalier de ‘Ordre Nationale de Merit for developing business relationships between the United States and France.

CHARLES W. PRYOR, JR. Age 74 Lead Independent Director

Director since 2015

Committees: Ex officio member of each Board Committee

2019 PROXY STATEMENT 9

PROPOSAL 2: DECLASSIFICATION AMENDMENT

PROPOSAL 2: AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

After careful consideration, the Board has determined that it is in the best interests of the Company and its stockholders to amend our Restated Certificate of Incorporation to provide for the phased-in declassification of the Board and the annual election of all directors. The full text of the proposed amendment to the Restated Certificate of Incorporation (the “Proposed Amendment”) is attached as Appendix B to this Proxy Statement.
Our Restated Certificate of Incorporation currently provides for a classified Board divided into three classes, with each class of directors serving a staggered three-year term. Under our current Restated Certificate of Incorporation, each class of directors stands for re-election at the third annual meeting of stockholders following election to office, and not more than one class of directors is elected at any annual meeting. Declassification of the Board would allow our stockholders to vote on the election of all directors each year rather than on a staggered basis by class beginning in 2022.
In determining whether to recommend declassification, the Board considered the advantages and disadvantages of the classified board structure. The Board recognizes that a classified structure may offer advantages, such as promoting board continuity and stability in pursuing our strategies, enhancing Board independence, encouraging directors to focus on the long-term productivity of the Company and ensuring that a majority of the directors will always have prior experience with the Company. Additionally, classified boards provide effective protection against unwanted takeovers and proxy contests, as they make it difficult for a substantial stockholder to gain control of the Board in one year without the cooperation or approval of incumbent directors.
However, the Board also recognizes that a classified structure may appear to reduce director accountability to stockholders, since such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Moreover, many investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.
After carefully weighing the relevant considerations, the Board determined that declassification of the Board would be in the best interests of the Company and our stockholders, and the Board recommends that our stockholders vote to amend our Restated Certificate of Incorporation to eliminate the classified structure of the Company’s Board and provide for the annual election of all directors.
If approved, the Proposed Amendment would not shorten the existing terms of the directors. Directors who have been elected to three-year terms prior to the effectiveness of the amendment, including the Class III directors elected at the Annual Meeting, would complete those three-year terms.
If the Proposed Amendment is approved, our Restated Certificate of Incorporation would be amended after the Annual Meeting to provide for the phased elimination of the classified structure of the Board through the annual election of directors whose terms expire thereafter. Specifically, our Restated Certificate of Incorporation would be amended to provide that:

•	Class I directors stand for election for a one-year term at our 2020 annual meeting;

•	Class I and Class II directors stand for election for a one-year term at our 2021 annual meeting; and

•	our entire Board stands for election for a one-year term at our 2022 annual meeting and thereafter.
The Proposed Amendment provides that prior to the termination of the division of directors into three classes, any director of any class elected to fill a vacancy resulting from an increase in the number of directors of that class would hold office until the next annual meeting of stockholders. Until the Board is completely declassified, any director appointed to the Board to fill a vacancy not resulting from an increase in the number of directors would hold office until the next election of the class for which such director is appointed.
In addition, because the Board is currently classified, the Company’s Restated Certificate of Incorporation provides that our directors may be removed only for cause and then only by the affirmative vote of 80% or more of our outstanding shares of common stock. If this proposal is approved, a member of our Board may be removed with or without cause after the 2022 Annual Meeting of Stockholders by the affirmative vote of 50% of the outstanding shares of common stock. If the Company’s stockholders do not approve this proposal, the Board will remain classified, directors will be elected for three-year terms and directors will continue to be removable only for cause.
The above description is qualified in its entirety by reference to the full text of the Proposed Amendment to our Restated Certificate of Incorporation, which is attached hereto as Appendix B.

10 2019 PROXY STATEMENT

PROPOSAL 2: DECLASSIFICATION AMENDMENT

If the Proposed Amendment is adopted and becomes effective, the Board will adopt conforming amendments to our Amended and Restated Bylaws (the "Bylaws"). If the Proposed Amendment to our Restated Certificate of Incorporation is approved by our stockholders, it would become effective when the Company files a certificate of amendment to the Restated Certificate of Incorporation with the Delaware Secretary of State. However, the Board retains discretion under Delaware law not to implement the amendment. If the Board exercises this discretion, it will publicly disclose that fact and the reason for its determination.

RECOMMENDATION AND VOTE REQUIRED
Our Board recommends that stockholders vote “FOR” the amendment of the Company’s Restated Certificate of Incorporation to declassify the Board and provide for the annual election of directors. The proxy holders will vote all proxies received FOR approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of at least 80% of our shares of common stock outstanding and entitled to vote generally at the election of directors. Abstentions, broker non-votes and the failure to vote will have the effect of an "AGAINST" vote.

CORPORATE GOVERNANCE
We maintain a corporate governance section on our website, which contains copies of our principal governance documents. The corporate governance section may be found at www.bwxt.com at “Investors — Corporate Governance.” The corporate governance section includes the following documents:

•	Amended and Restated Bylaws

•	Corporate Governance Principles

•	Code of Business Conduct

•	Code of Ethics for Chief Executive Officer and Senior Financial Officers

•	Board of Directors Conflict of Interest Policies and Procedures

•	Audit and Finance Committee Charter

•	Compensation Committee Charter

•	Governance Committee Charter

•	Safety and Security Committee Charter
DIRECTOR INDEPENDENCE
The Board has established categorical standards, which conform to the independence requirements in the New York Stock Exchange (“NYSE”) listing standards, to assist it in determining director independence. These standards are contained in the Corporate Governance Principles found on our website at www.bwxt.com under “Investor Relations — Corporate Governance.”
Based on these independence standards, our Board has determined that the following directors are independent and meet our categorical standards:

• Jan A. Bertsch	• Kenneth J. Krieg	• Robert L. Nardelli
• Gerhard F. Burbach	• Robb A. LeMasters	• Barbara A. Niland
• James M. Jaska	• Richard W. Mies	• Charles W. Pryor, Jr.
In determining the independence of the directors, our Board considered ordinary course transactions between us and other entities with which the directors are associated. None were determined to constitute a material relationship with us.
The Board also determined that Messrs. Fees and Geveden, who serve, or served in the past three years, as an executive of the Company, are not independent directors. Accordingly, we currently have a supermajority of independent directors (nine of eleven, or 82%) in compliance with our Corporate Governance Guidelines which require a majority of independent directors.

2019 PROXY STATEMENT 11

CORPORATE GOVERNANCE

BOARD FUNCTION, LEADERSHIP STRUCTURE AND EXECUTIVE SESSIONS
The mission of our Board is to promote the best interests of the Company’s stockholders through oversight of the management of the Company’s business and affairs. The Board believes that its corporate governance policies and practices provide independent oversight and accountability of management. The Company’s Corporate Governance Principles and Committee charters provide for a number of processes and practices, including the appointment of a Lead Independent Director; executive sessions of the independent directors without management at each regular Board meeting; a majority of independent directors; and an Audit and Finance Committee, Compensation Committee, Governance Committee and Safety and Security Committee, each comprised exclusively of independent directors.
Lead Independent Director
The independent directors of our Board have appointed a Lead Independent Director, who has the following responsibilities:

•	presides over all Board meetings at which the Chairman is not present and all executive sessions attended only by independent directors;

•	serves as liaison between the independent directors, on the one hand, and the Chief Executive Officer and the Chairman, on the other;

•	reviews and approves the Board meeting agendas and meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	advises the Chairman regarding the quality, quantity and timeliness of information sent by management to the directors;

•	has the authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensures that he is available for consultation and direct communication.
In 2018, the independent directors of our Board selected Charles W. Pryor, Jr. to serve as the Lead Independent Director. The Lead Independent Director oversees the regular meetings of our independent directors in executive session without management.
Chairman and Chief Executive Officer Roles
Our Board does not have a policy requiring that the positions of Chairman and Chief Executive Officer be separate or be occupied by the same individual. Our Board believes that this is properly addressed as part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination on these matters when it elects a new Chief Executive Officer, appoints a new Chairman of the Board or at other times. Currently, the roles are separate, with Mr. Fees serving as our Non-Executive Chairman and Mr. Geveden as our Chief Executive Officer. In May 2018, Mr. Fees transitioned from Executive Chairman to Non-Executive Chairman. Our Board believes that this leadership structure is appropriate for us at this time because it allows Mr. Fees and Mr. Geveden to share responsibility for setting our strategic direction, while also allowing Mr. Geveden to focus on our day-to-day operations and communicating with our stockholders and other stakeholders. This leadership structure also allows Mr. Fees, who has over 30 years of experience with the Company and prior public company board service, to set the Board’s agenda, in coordination with Mr. Pryor, our Lead Independent Director, and lead the Board in its oversight of management.
THE ROLE OF THE BOARD IN SUCCESSION PLANNING
The Board believes effective succession planning, particularly for the Chief Executive Officer, is important to the continued success of the Company. As a result, the Board regularly reviews and discusses succession planning during executive sessions of Board meetings. The Governance Committee assists the Board in the area of succession planning, in particular, with respect to succession planning for the Chief Executive Officer. From time to time, the Board also retains an executive search firm as part of its normal succession planning function.
THE ROLE OF THE BOARD IN RISK OVERSIGHT
As part of its oversight function, the Board monitors various risks that we face. We maintain an enterprise risk management program administered by our Risk Management group. The program facilitates the process of reviewing key external, strategic, operational and financial risks as well as monitoring the effectiveness of risk mitigation. Information on the enterprise risk management program is presented to senior management and the Board on a regular basis. The Audit and Finance Committee assists the Board in fulfilling its oversight responsibility in the areas of financial reporting and by meeting periodically with management to review financial risk exposures

12 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

and discuss BWXT’s policies and guidelines concerning risk assessment and risk management. The Compensation Committee also assists the Board with this function by assessing risks associated with our compensation programs in consultation with management and the Committee's outside compensation consultant. The Safety and Security Committee assists the Board by assessing risks associated with various operational risks, including safety, security, environmental and cybersecurity risks. The Chief Information Officer provides regular updates to the Safety and Security Committee regarding cybersecurity risks. The Governance Committee assists the Board by assessing risks associated with corporate governance. The following diagram provides a summary of the risk allocation among the Board and its Committees.
STOCKHOLDER ENGAGEMENT
We make it a priority to engage with our stockholders and have continued our stockholder engagement activities in 2018. Since the 2018 Annual Meeting of Stockholders, we conducted a stockholder engagement program and solicited stockholders holding approximately 72% of our outstanding shares to discuss, among other topics, environmental, social, governance and compensation matters. As a result of this outreach, we were able to have conversations with and seek feedback from stockholders representing over 21% of our outstanding shares. The feedback received from our shareholder outreach program is reported to the Governance Committee and other committees, as appropriate, and informs Board decisions on governance and compensation matters.
COMMUNICATION WITH THE BOARD
Stockholders or other interested persons may send written communications to the independent members of our Board, addressed to Board of Directors (independent members), c/o BWX Technologies, Inc., Corporate Secretary’s Office, 800 Main Street, 4th Floor, Lynchburg, Virginia 24504. All such communications shall be forwarded to the independent directors for their review, except for communications that (1) are unrelated to the Company’s business, (2) contain improper commercial solicitations, (3) contain material that is not appropriate for review by the Board based upon the Company’s Bylaws and the established practice and procedure of the Board, or (4) contain other improper or immaterial information. Information regarding this process is posted on our website at www.bwxt.com under “Investors — Corporate Governance.”
BOARD MEETINGS AND COMMITTEES
Director Attendance
Our Board met nine times during 2018. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during the time they served on the Board in 2018. In addition, as reflected in our Corporate Governance Principles, we have adopted a policy that each member of our Board must make reasonable efforts to attend our Annual Meeting. All of our current directors, who were directors at the time, attended the 2018 Annual Meeting of Stockholders, except for Mr. Burbach who joined the Board after such annual meeting.

2019 PROXY STATEMENT 13

CORPORATE GOVERNANCE

Committees of the Board
Our Board appoints the members of the Audit and Finance, Compensation, Governance, and Safety and Security Committees of the Board.  Each of these standing committees has a written charter approved by the Board and available on our website at www.bwxt.com under “Investors — Corporate Governance.”
The current members of the committees are identified below. NYSE listing standards require that all members of our Audit and Finance, Compensation, and Governance Committees be independent. Our Board has affirmatively determined that each member of such committees is independent in accordance with the NYSE listing standards. In addition, the members of the Safety and Security Committee are independent directors.

Audit and Finance Committee
Our Audit and Finance Committee’s role is financial and risk oversight. Our management is responsible for preparing financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. The Audit and Finance Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent registered public accounting firm’s work.

The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The committee, among other things, also reviews and discusses our audited financial statements with management and the independent registered public accounting firm. The committee provides oversight of (1) our compliance with legal and regulatory financial requirements; (2) our guidelines, policies and processes to assess and manage the company’s exposure to risks in general, including financial risks; and (3) our financial strategies and structure. In addition, the Audit and Finance Committee exercises general oversight of BWXT’s ethics and compliance program.

The Audit and Finance Committee also reviews and oversees financial policies and financial strategies, mergers, acquisitions, financings, liabilities, investment performance of our pension plans and the capital structures of BWXT and its subsidiaries. Generally, the Audit and Finance Committee has responsibility over many activities involving up to $25 million. For activities involving amounts over $25 million, the Audit and Finance Committee will review the activity and make a recommendation to the Board.

Our Board has determined that Mses. Bertsch and Niland and Messrs. LeMasters and Nardelli are each "financially literate" as defined by the NYSE and each qualify as an “audit committee financial expert” within the definition established by the Securities and Exchange Commission (“SEC”). For more information on the backgrounds of these directors, see their biographical information under “Proposal 1: Election of Directors” above. For more information on the Audit and Finance Committee, see "Audit and Finance Committee Report" and "Proposal 4: Ratification of Auditors" below.

6 MEETINGS IN 2018
COMMITTEE MEMBERS: Ms. Bertsch, Chair Mr. LeMasters Mr. Nardelli Ms. Niland ALL MEMBERS INDEPENDENT

14 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Compensation Committee

The Compensation Committee has overall responsibility for our executive and non-employee director compensation plans, policies and programs. The Compensation Committee also oversees the annual evaluation of our Chief Executive Officer, in conjunction with the Governance Committee, and makes compensation recommendations to the independent directors of the Board.

The Compensation Committee regularly reviews the design of our significant compensation programs with the assistance of its compensation consultant. We believe our compensation programs work to retain and to motivate our employees at appropriate levels of business risk, which risks are generally mitigated through some of the following features:

•
Reasonable and Balanced Compensation Programs — Using the elements of total direct compensation, the Compensation Committee seeks to provide compensation opportunities for employees targeted at or near the median compensation of comparable positions in our market. As a result, we believe the total direct compensation of employees provides reasonable compensation opportunities with an appropriate mix of cash and equity, annual and longer-term incentives, and performance metrics.

•
Emphasis on Long-Term Incentive Over Annual Incentive Compensation — Long-term incentive compensation, to the extent awarded, typically makes up a larger percentage of an employee’s target total direct compensation than annual incentive compensation. Incentive compensation helps drive performance and align the interests of employees with those of stockholders. By tying a significant portion of total direct compensation to long-term incentives, typically over a three-year period, we promote longer-term perspectives regarding company performance.

•
Long-Term Incentive Compensation Subject to Forfeiture for Bad Acts — The Compensation Committee may terminate any outstanding stock award if the recipient (1) is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony, or (2) engages in conduct that adversely affects or may reasonably be expected to adversely affect the business reputation or economic interests of the Company.

•
Most Annual and Long-Term Incentive Compensation Subject to Clawbacks — Since 2011, incentive compensation awards include provisions allowing us to recover excess amounts paid to individuals who knowingly engaged in a fraud resulting in a restatement.

•
Linear and Capped Incentive Compensation Payouts — The Compensation Committee establishes financial performance goals that are used to plot a linear payout formula for annual and long-term incentive compensation to avoid an over-emphasis on short-term decision making. The maximum payout for both the annual and long-term incentive compensation is capped at 200% percent of target.

•
Use of Multiple and Appropriate Performance Measures — We use multiple performance measures to avoid having compensation opportunities overly weighted toward the performance result of a single measure. In general, our incentive programs are based on a mix of financial, safety and individual performance.
5 MEETINGS IN 2018

COMMITTEE MEMBERS:*
Ms. Niland, Chair
Ms. Bertsch
Mr. Krieg
Mr. LeMasters

ALL MEMBERS INDEPENDENT

 * Effective March 2, 2018, (i) Messrs. Pryor and Nardelli transitioned off the Committee, (ii) Ms. Bertsch and Mr. Krieg were appointed to the Committee and (iii) Ms. Niland was appointed Chair of the Committee.

2019 PROXY STATEMENT 15

CORPORATE GOVERNANCE

Compensation Committee (continued)

•  Stock Ownership Guidelines — Our executive officers and directors are subject to stock ownership guidelines that help to promote longer-term perspectives and align the interests of our executive officers and directors with those of our stockholders.

The Compensation Committee administers our Executive Incentive Compensation Plan (the “EICP”), under which it awards annual cash-based incentive compensation to our officers based on the attainment of annual performance goals. Our Compensation Committee approves, among other things, the target EICP compensation, as well as the financial and safety goals for each officer. The Committee recommends to the independent members of the Board individual goals for EICP compensation for our Chief Executive Officer. Our Chief Executive Officer establishes EICP individual goals for the Presidents of principal operating groups and other executive officers. The Compensation Committee also administers our 2010 Long-Term Incentive Plan (as amended, the “2010 LTIP”), and may delegate some of its duties (other than awards to directors under the 2010 LTIP) to our Chief Executive Officer or other senior officers. The Compensation Committee evaluates the Chief Executive Officer's performance under the EICP and 2010 LTIP and recommends payouts under such plans and other compensation changes to the independent members of the Board.

The Board has determined that each member of the Compensation Committee is (1) independent, as independence for compensation committee members is defined by the NYSE, (2) a "non-employee director" for purposes of Section 16b-3 of the Exchange Act, and (3) an "outside director" for purposes of 162(m) of the Internal Revenue Code.

EXECUTIVE COMPENSATION CONSULTANT

The Compensation Committee has the authority to retain, terminate, compensate and oversee any compensation consultant ("Compensation Consultant") or other advisors to assist the committee in the discharge of its responsibilities. Since November 2010, the Compensation Committee engaged Korn Ferry Hay Group (“Hay Group”) as its outside Compensation Consultant. For 2018, Hay Group assisted the Compensation Committee with:

•  advice and analysis on the design, structure and level of executive and director compensation;

•  review of market survey and proxy compensation data for benchmarking;

•  advice on external market factors and evolving compensation trends; and

•  assistance with regulatory compliance and changes regarding compensation matters.

Hay Group attends the Compensation Committee meetings, including executive sessions. Although Hay Group works with our management on various matters for which the Compensation Committee is responsible, our management does not direct or oversee the retention or activities of Hay Group. In 2018, we engaged Hay Group, in particular Korn Ferry, for director and executive searches in addition to the executive and director compensation services provided by Hay Group. The aggregate amount paid to Korn Ferry for rendering these additional services in 2018 was $486,360 and the amount paid to Hay Group as the Compensation Committee’s Compensation Consultant in 2018 was $75,621. Following a review of the independence of Hay Group, the Compensation Committee concluded that no conflict of interest exists with respect to the work of Hay Group.

Rotation of Compensation Consultant.  In 2018, the Compensation Committee considered rotation of the Compensation Consultant and conducted a search for a new Compensation Consultant. As a result of this process, the Compensation Committee retained Exequity LLP as its Compensation Consultant for executive and director compensation matters for 2019.

16 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Compensation Committee (continued)
See the “Compensation Discussion and Analysis” and “Compensation of Executive Officers” sections of this proxy statement for information about our 2018 executive officer compensation, including a discussion of the role of the Compensation Consultant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No director who served as a member of the Compensation Committee during the year ended December 31, 2018 (Mses. Bertsch and Niland and Messrs. Krieg, LeMasters, Nardelli and Pryor) (1) was during such year, or had previously been, an officer or employee of BWXT or any of our subsidiaries, except for Mr. Pryor, who retired from the Company in 1995, or (2) had any material interest in a transaction of BWXT or a business relationship with, or any indebtedness to, BWXT. None of our executive officers have served as members of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our Board.

Governance Committee

The Governance Committee, in addition to other matters, has overall responsibility to (1) establish and assess director qualifications; (2) recommend nominees for election to our Board; and (3) oversee the annual evaluation of our Board and management, including the Chief Executive Officer, in conjunction with our Compensation Committee. This committee will consider individuals recommended by stockholders for nomination as directors in accordance with the procedures described under “Stockholders’ Proposals.” This committee also assists our Board with management succession planning and director and officer insurance coverage.

DIRECTOR NOMINATION PROCESS

Our Governance Committee is responsible for assessing the qualifications, skills and characteristics of candidates for election to the Board. In making this assessment, the Governance Committee generally considers a number of factors, including each candidate’s:
•
professional and personal experiences and expertise in relation to (1) our businesses and industries and (2) the experiences and expertise of other Board members;
•
integrity and ethics in his/her personal and professional life;
•  professional accomplishments in his/her field;
•  personal, financial or professional interests in any competitor, customer or supplier of ours;
•  preparedness to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and any other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so;
•  willingness to apply for and ability to obtain and retain an appropriate Department of Defense or Department of Energy security clearance; and
•  ability to contribute positively to the Board and any of its committees.
4 MEETINGS IN 2018
COMMITTEE MEMBERS:* Mr. Jaska, Chair Mr. Burbach Mr. Krieg Admiral Mies ALL MEMBERS INDEPENDENT * Effective August 9, 2018, Mr. Burbach was appointed to the Committee.

2019 PROXY STATEMENT 17

CORPORATE GOVERNANCE

Governance Committee (continued)

The Board recognizes the benefits of a diversified board and believes that any search for potential director candidates should consider diversity as to gender, ethnic background, education, viewpoint and personal and professional experiences.

The Governance Committee solicits ideas for possible candidates from a number of sources — including members of the Board, our Chief Executive Officer and other senior level executive officers, individuals personally known to the members of the Board and independent director candidate search firms.

In addition, any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. See “Stockholders’ Proposals” in this proxy statement and our Bylaws, which may be found on our website at www.bwxt.com at “Investors — Corporate Governance.”

The Governance Committee will evaluate properly identified candidates, including nominees recommended by stockholders. The Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from the experience of incumbent directors on the Board. Although the Governance Committee will consider candidates identified by stockholders, the Governance Committee has sole discretion whether to recommend those candidates to the Board.

10-YEAR DIRECTOR TENURE LIMIT
In 2015, our Board approved amendments to our Bylaws in connection with the spin-off of our former Power Generation business to provide that (1) a person shall not be nominated for election or reelection to our Board if such person will have served as a director for 10 years prior to the date of election or re-election (as measured from the date of the Bylaw amendment, July 1, 2015) and (2) any director who attains 10 years of service during his or her term shall be deemed to have resigned and retired at the first annual meeting following his or her attainment of 10 years of service as a director.

Safety and Security Committee
Our Board established this Committee effective January 1, 2017. This committee has general oversight responsibility regarding the safety and security of our business operations with specific focus on safety, security, cybersecurity, regulatory and environmental matters. In the performance of its responsibilities, the Committee reviews reports and information from management and others. In addition, the Safety and Security Committee is responsible for overseeing and assessing the risks associated with the Company's cybersecurity program and receives regular updates from the Chief Information Officer. The Safety and Security Committee has the authority to engage outside consultants or other advisers to assist it in the discharge of its responsibilities.

4 MEETINGS IN 2018
COMMITTEE MEMBERS:* Admiral Mies, Chair Mr. Burbach Mr. Jaska Mr. Nardelli ALL INDEPENDENT MEMBERS * Effective August 9, 2018, Mr. Burbach was appointed to the Committee.

18 2019 PROXY STATEMENT

COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS
The table below summarizes the compensation earned by or paid to our non-employee directors only for services as a member of our Board for the year ending December 31, 2018. The Compensation Committee of our Board, in coordination with its Compensation Consultant, conducts an annual benchmarking analysis of our Board's non-employee director compensation utilizing the custom peer group selected as our secondary benchmark for executive compensation purposes. Following this analysis in 2018, our Board, upon the recommendation of the Compensation Committee, determined to leave the 2018 compensation for non-employee directors unchanged after giving consideration to director refreshment and recruitment factors, except for the addition of an annual retainer for the Non-Executive Chairman of the Board, effective following the annual meeting of stockholders for 2018. See "Fees Earned or Paid in Cash" below.
Directors who are also our employees do not receive any compensation for their service as directors. For information regarding the compensation of Chief Executive Officer, our only employee director, see “Compensation of Executive Officers” on the following pages.
DIRECTOR COMPENSATION TABLE FOR 2018

Name of Non-Employee Director	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Jan A. Bertsch	$110,000	$119,941	$11,706	$241,647
Gerhard F. Burbach(4)	45,000	89,969	—	134,969
John A. Fees(5)	142,500	119,941	10,168	272,609
James A. Jaska	105,000	119,941	9,595	234,536
Kenneth J. Krieg	90,000	119,941	8,163	218,104
Robb A. LeMasters	90,000	119,941	9,068	219,009
Richard W. Mies	105,000	119,941	10,585	235,526
Robert L. Nardelli	90,000	119,941	3,653	213,594
Barbara A. Niland	105,000	119,941	6,522	231,463
Charles W. Pryor, Jr.	115,000	119,941	8,387	243,328

(1)	See “Fees Earned or Paid in Cash” below for a discussion of the amounts reported in this column.

(2)	See “Stock Awards” below for a discussion of the amounts reported in this column.

(3)	See “All Other Compensation” below for a discussion of the amounts reported in this column.

(4)	Mr. Burbach was appointed to the Board on August 9, 2018.

(5)
Mr. Fees served as an executive officer of the Company and received no separate director fees prior to May 4, 2018. On that date, Mr. Fees transitioned to Non-Executive Chairman, resigned as an employee and received non-employee director compensation thereafter. See "Transition of Executive Chairman" in Compensation Discussion and Analysis below for additional information.

During 2018, non-employee director compensation generally consisted of cash and equity. The compensation of our non-employee directors under our current non-employee director compensation program is described in more detail below.

Annual Director Compensation (All amounts in cash, except stock award)	Amount
Retainer for Non-Employee Directors	$90,000
Stock Award	120,000
Non-Executive Chairman	100,000
Lead Independent Director	25,000
Chair of the Audit and Finance Committee	20,000
Chairs of the Compensation Committee, Governance Committee and Safety and Security Committee	15,000
Fees Earned or Paid in Cash.  Under our current director compensation program, non-employee directors are eligible to receive the above annual retainer amounts, paid in quarterly installments (pro-rated for partial terms). Under our Supplemental Executive Retirement Plan (as amended and restated, “SERP”), directors may elect to defer the payment of up to 100% of their annual retainer and fees. Amounts elected to be deferred are credited as a bookkeeping entry into a notional account, which we refer to as a deferral account. The balance of a director’s deferral account consists of deferral contributions made by the director and hypothetical credited gains or losses

2019 PROXY STATEMENT 19

COMPENSATION OF DIRECTORS

attributable to investments elected by the director, or by our Compensation Committee if the director fails to make investment elections. Directors are 100% vested in their deferral accounts at all times. Ms. Bertsch, Admiral Mies and Messrs. Krieg, LeMasters and Nardelli elected to defer 100% of their cash retainer in 2018. No other directors made a deferral election with respect to their cash retainer in 2018. Amounts reported in the Director Compensation Table include amounts deferred in 2018.
Stock Awards.  In addition to the cash payments provided to our directors, each non-employee director was entitled to receive a number of restricted stock units equal to $120,000 (prorated by quarter for partial terms) divided by the closing price of our common stock on the grant date, rounded down to the nearest whole share. The awards of restricted stock units were granted under our 2010 LTIP and vested immediately on the date of grant. As a result, all of our non-employee directors own equity in the Company.
The amounts reported in the “Stock Awards” column represent the grant date fair value computed in accordance with FASB ASC Topic 718. Grant date fair values are determined using the closing price of our common stock on the date of grant. Each non-employee director, except for Mr. Burbach, received an annual equity grant of 1,802 restricted stock units on May 9, 2018 with a grant date fair value of $119,941 based on the closing price of our common stock of $66.56 per share. Mr. Burbach joined the Board on August 9, 2018 and received a prorated annual equity grant of 1,434 restricted stock units on that date with a grant date fair value of $89,969 based on the closing price of our common stock of $62.74 per share. There were no unvested stock awards or unexercised option awards (whether or not exercisable) held by the non-employee directors as of December 31, 2018. No option awards were granted to directors in 2018.
Under our 2010 LTIP, directors may elect to defer payment of all or a portion of their stock awards. Ms. Bertsch, Admiral Mies and Messrs. Fees, Jaska, Krieg, LeMasters, Nardelli and Pryor each elected to defer 100% of their 2018 stock awards. Amounts reported in the Director Compensation Table include amounts deferred in 2018.

All Other Compensation. We have a travel and reimbursement policy pursuant to which we reimburse directors for travel and other expenses incurred in connection with business of the Board. The presence of a director’s spouse may be appropriate or necessary at certain meetings, conferences or other business-related functions. In those cases, pursuant to our policy, we pay the travel, meals and other expenses of the director’s spouse incurred while attending such functions. Pursuant to our reimbursement policy, to the extent the expenses of a spouse are imputed to the director as income, we will also reimburse the director for the taxes resulting from any such imputed income. In 2018, the incremental cost to the company to provide reimbursement for spousal travel, meals, activities and other expenses under our policy, together with the value of board gifts, was less than $10,000 per director and the aggregate cost for all non-employee directors as a group was $49,044. The aggregate amount paid to all non-employee directors as a group for reimbursement of taxes on imputed income was $28,802. The amounts reported in this column include tax reimbursements for Mses. Bertsch ($4,331) and Niland ($2,413); Messrs. Fees ($3,762), Jaska ($3,550), Krieg ($3,020) LeMasters ($3,355), Nardelli ($1,352) and Pryor ($3,103); and Admiral Mies ($3,916).

20 2019 PROXY STATEMENT

NAMED EXECUTIVE PROFILES

NAMED EXECUTIVE PROFILES
The following profiles provide summary information regarding the experience of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were employed by BWXT as of December 31, 2018. The Named Executive profiles provide biographical information, including age as of the Annual Meeting.

Professional Highlights
•
Mr. Geveden has served as President and Chief Executive Officer since January 1, 2017, and served as our Chief Operating Officer from October 2015 until December 2016.
•
Previously, Mr. Geveden was Executive Vice President at Teledyne Technologies Incorporated ("Teledyne"), a provider of electronic subsystems and instrumentation for aerospace, defense and other uses. There he led two of Teledyne's four operating segments since 2013, and concurrently served as President of Teledyne DALSA, Inc., a Teledyne subsidiary, since 2014. Mr. Geveden also served as President and Chief Executive Officer of Teledyne Scientific and Imaging, LLC (2011 to 2013) and President of both Teledyne Brown Engineering, Inc. and Teledyne's Engineered Systems Segment (2007 to 2011).

•
Mr. Geveden is a former Associate Administrator of NASA, where he was responsible for all technical operations within the agency's $16 billion portfolio and served in various other positions with NASA in a career spanning 17 years.
•
Mr. Geveden serves on the board of directors of TTM Technologies, Inc.

REX D. GEVEDEN Age 58

Tenure with BWXT: 4 years

President, Chief Executive Officer and Director

Professional Highlights
•
Mr. Black was appointed as Senior Vice President and Chief Financial Officer upon the completion of our spin-off in June 2015 and prior to that served as our Vice President and Chief Accounting Officer since July 2010.
•
Previously, Mr. Black served as our Vice President and Controller (2007 to 2010) and Vice President and Controller of our Government Group (2003 to 2007).

•
He joined BWXT in 1991 as General Accounting Manager for the Nuclear Environmental Services Division. Other positions he held with BWXT include Financial Services Manager for the ASD Service Center Division, Controller for BWXT Federal Services, Inc., and Controller for BWXT Services, Inc.

DAVID S. BLACK Age 57

Tenure with BWXT: 28 years

Senior Vice President and Chief Financial Officer

Professional Highlights
•
Mr. Duling has served as the President of our subsidiary, BWXT Nuclear Operations Group, Inc. ("BWXT NOG"), overseeing our Nuclear Operations Group segment since June 2018.
•
Mr. Duling previously served as President of Nuclear Fuel Services, Inc., one of our subsidiaries, from 2014 to 2018.
•
He has almost 30 years of extensive management experience in manufacturing, program execution and nuclear operations.

•
Mr. Duling served as Vice President of Production at the Y-12 National Security Complex, Director of the Specific Manufacturing Capability project at Idaho National Laboratory and Site Manager of the Naval Reactors Facility decommissioning project, among other roles.

JOEL W. DULING Age 56

Tenure with BWXT: 13 years

President, BWXT Nuclear Operations Group, Inc.

2019 PROXY STATEMENT 21

NAMED EXECUTIVE PROFILES

Professional Highlights
•
Mr. Loving has served as our Senior Vice President, Human Resources, since July 2016.
•
Prior to joining BWXT, Mr. Loving served for 8 years with McDermott, most recently as Senior Director, International Human Resources, responsible for the global delivery of human resources programs and services.
•
Mr. Loving also served as Senior Director, Human Resources for the Middle East, India and Caspian regions for J. Ray McDermott, S.A. Dubai, U.A.E. and as McDermott's Global Director of Human Resources Business Services.
• Prior to joining McDermott, Mr. Loving held numerous management positions within BWXT for over 29 years when it was a McDermott subsidiary.
RICHARD W. LOVING Age 63

Tenure with BWXT: 3 years

Senior Vice President, Human Resources

Professional Highlights
•
Mr. McCabe has served as our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary since July 2018.
•
Prior to joining BWXT, Mr. McCabe served as Executive Vice President, General Counsel, Chief Compliance Officer and Secretary (or similar roles) of Orbital ATK, Inc. (and its predecessor, Orbital Sciences Corporation) from 2014 to 2018.
•
He also served as Senior Vice President, General Counsel and Secretary with Alion Science and Technology Corp., an advanced engineering and technology solutions provider, from 2010 to 2014, as well as Executive Vice President and General Counsel, and President of the federal business, of Braintech, Inc., an automated vision systems for industrial and military robots, from 2008 to 2010.

•
Previously, Mr. McCabe held legal roles with XM Satellite Radio, COBIS Corporation and what is now AT&T Government Solutions, and CEO and a member of the board of directors of COBIS Corporation (and its predecessor, MicroBanx).
•
Prior to that, Mr. McCabe was an attorney in private practice.
•
Mr. McCabe has a bachelor’s degree from Georgetown University and a juris doctorate and masters of business administration from the University of Notre Dame.

THOMAS E. MCCABE Age 64

Tenure with BWXT: 1 year

Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

22 2019 PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve an advisory resolution on our executive compensation as reported in this proxy statement. Our Board has adopted a policy to hold annual advisory votes on executive compensation.
It is our belief that our ability to hire, retain and motivate employees is essential to the success of the Company and its stockholders. Therefore, we generally seek to provide reasonable and competitive compensation for our executives with a substantial portion in the form of performance-based compensation.

Accordingly, we submit the following resolution to stockholders at the Annual Meeting:
RESOLVED, that the stockholders of BWX Technologies, Inc. approve, on an advisory basis, the compensation of executives, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the sections entitled “Compensation Discussion and Analysis” and “Compensation of Executive Officers.”

EFFECT OF PROPOSAL
Although the resolution to approve our executive compensation is non-binding, it serves as an opportunity for us, our Board and Compensation Committee to gain valuable stockholder feedback on our executive compensation decisions and practices. Even in years when the resolution is approved, the Board and Compensation Committee retain discretion to change executive compensation from time to time if they conclude that such a change would be in the best interests of the Company and its stockholders. Our Board and its Compensation Committee value the opinions of stockholders on important matters such as executive compensation and will carefully consider the results of this advisory vote when evaluating our executive compensation programs.

RECOMMENDATION AND VOTE REQUIRED
Our Board recommends that stockholders vote “FOR” the approval of executive compensation. The proxy holders will vote all proxies received FOR approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of our shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. Broker non-votes will not have any effect on this proposal.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (the “CD&A”) provides detailed information and analysis regarding the compensation of our Named Executive Officers (our “Named Executives”) as reported in the Summary Compensation Table and other tables located in the “Compensation of Executive Officers” section of this proxy statement.
This CD&A is divided into four sections:
Section 1: Executive Summary. In this section, we highlight our company performance, key compensation decisions and outcomes during 2018.
Section 2: Compensation Structure. In this section, we review our 2018 compensation philosophy, elements and processes.
Section 3: Compensation Analysis and Outcomes. In this section, we review the elements of 2018 total direct compensation, including: annual base salary, annual incentive compensation and long-term incentive compensation.
Section 4: Other Benefits and Practices. In this section, we review perquisites, post-employment arrangements and other compensation-related practices.

2019 PROXY STATEMENT 23

COMPENSATION DISCUSSION AND ANALYSIS

SECTION 1: EXECUTIVE SUMMARY
2018 HIGHLIGHTS

•	Consolidated revenue was up 6.6% to $1.8 billion compared to the prior year.

•	GAAP and Non-GAAP operating income increased 4.4% and 7.1%, respectively, compared to the prior year.

•	GAAP and Non-GAAP earnings per share ("EPS") were $2.27 and $2.39, an increase of 54.4% and 16.6%, respectively, compared to the prior year.

* Please refer to Appendix A, "Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results," for a reconciliation of adjusted results, including adjusted operating income and adjusted earnings per share, to reported results for 2018 and 2017.

•
In July 2018, we completed the acquisition of the Nordion medical radioisotope business, a leading global manufacturer and supplier of critical medical radioisotopes and radiopharmaceuticals for research, diagnostic and therapeutic use. This business will be the platform from which we plan to launch our Molybdenum-99 product line, as well as future radioisotope-based imaging and therapeutic products.

•	In 2018, we returned $279 million to stockholders through $64 million of dividends and $215 million of share repurchases.

TOTAL STOCKHOLDER RETURN
The following graph depicts the cumulative total stockholder return of BWXT for the three and five years ended December 31, 2018 relative to those of the S&P 500 Index, the S&P Aerospace and Defense Select Index ("S&P A&D Select") and our custom compensation peer group for 2018 (see below).
Three-Year and Five-Year Total Shareholder Return as of December 31, 2018(1)

(1)
Measured by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the applicable share price at the end and the beginning of the measurement period by (ii) the share price at the beginning of the measurement period. Results for the compensation peer group do not include Orbital ATK, Inc. and KLX Inc., which were acquired in June 2018 and October 2018, respectively.

24 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

STOCKHOLDER ENGAGEMENT AND 2018 PLAN DESIGN
Our executive compensation plan for 2018 is consistent with our historical pay-for-performance approach that incorporates feedback from our stockholder outreach efforts and metrics designed to drive the performance of BWXT.  Since the spin-off of our former Power Generation business in June 2015 (the "spin-off"), we engaged directly with our stockholders on executive compensation, governance and other topics and have continued this engagement directly with those stockholders who accepted our invitation to discuss these topics, as well as other environmental, social and governance matters.
Based on feedback from our stockholders, our Compensation Committee continued with a market-based, pay-for-performance structure for our executive compensation program and also enhanced the performance-based components of the program following the spin-off. There were no material changes made to the 2018 executive compensation program. Below are some of the key design attributes of BWXT's 2018 plan design.

Executive Compensation Plan Design
Changes following the Spin-Off	2018 Design
Re-Instituted Performance RSUs; Eliminated Stock Options	Performance RSUs continue to comprise 60% of long-term incentive award opportunity
Financial Metrics for Performance-Based Long-Term Incentive Awards
Earnings per share and return on invested capital continue to be the preferred metric to align incentives with strategic initiatives to drive growth and promote capital management

Earnings per share performance metric continues to exclude the impact of Company share repurchases

Custom Peer Group(1)	Custom peer group established based on industry and size parameters of BWXT and regularly reviewed
Increased Financial Performance Weighting in Annual Incentive Program	Financial, safety and individual performance weighting continue to be 80%, 10% and 10%, respectively, of the total award opportunity

(1)	See the Compensation Discussion and Analysis for additional information on how the Compensation Committee uses the Primary Benchmark and Secondary Benchmark Peer Groups.

The following describes the performance-based components of our 2018 program for our officers:

Financial Performance Metrics for Performance-Based RSUs	Financial Performance Metrics for Annual Incentive Awards
50% Earnings Per Share* 50% Return on Invested Capital	55% Operating Income 25% Free Cash Flow
*Excludes the impact of Company share repurchases

2019 PROXY STATEMENT 25

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee set our financial goals to achieve meaningful year-over-year growth in full-year operating income and free cash flow. Threshold performance under the operating income goals (described below) must be met for any payout to be made under the annual incentive plan.
ANNUAL INCENTIVE PLAN FINANCIAL METRICS AND GOALS FOR 2018 PERFORMANCE PERIOD
(80% of Pay-Out)

Metric (Weight)	Rationale	BWXT Business Unit	Threshold Goal 80% Performance 50% Payout	Target Goal 100% Performance 100% Payout	Maximum Goal 120% Performance 200% Payout	Actual
Operating Income (55%)	Our primary measure of profitability, which we believe is a strong driver of shareholder value	BWXT Consolidated	$251.8 million	$314.7 million	$377.7 million	$311.5 million
Free Cash Flow (25%)	Supports strategic business plan to promote strong cash flow generation	BWXT Consolidated	$56.0 million	$70.0 million	$84.0 million	$74.5 million(1)

(1)	This result reflects a downward adjustment applied by the Compensation Committee to offset capital expenditure changes due to the Nordion acquisition.
STRONG COMPENSATION GOVERNANCE PRACTICES
The following are practices we follow to incentivize performance and foster strong corporate governance on our compensation program:

WHAT WE DO:	WHAT WE DON’T DO:
 ✓ Pay for Performance. Significant emphasis on incentive and performance-based compensation.
✓ Compensation program responsive to stockholder feedback. We seek stockholder input and perspective on our compensation program.
✓ Benchmarking to Similarly Sized Companies. We avoid benchmarking executive pay to oversized peers by utilizing data that is revenue regressed to account for our Company size.
✓ Clawbacks. We can recover compensation under our annual and long-term incentive plans in various circumstances.
✓ “Double Trigger” cash severance in a change-in-control.
✓ Limited perquisites and tax reimbursements.
✓ Stock Ownership Requirements. We maintain robust requirements for our executives and board members.
✓ Independent Compensation Consultant.

 X  No Hedging or Pledging. We do not permit hedging or pledging of our securities by our officers and directors.
X  No Excise Tax Gross-ups. There are no tax gross-ups on change-in-control benefits.
X  No Employment Agreements for our Executive Officers.
X  No Excessive Risk-Taking in Our Incentive Compensation. Our annual and long-term incentive programs use multiple performance metrics and capped pay-outs and other features intended to minimize the incentive to take overly risky actions.
X  No guaranteed minimum pay-out for our annual or long-term performance-based awards.

26 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

SECTION 2: COMPENSATION STRUCTURE
PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION
We seek to provide reasonable and competitive compensation to executives through programs structured to:

•	attract and retain well-qualified executives;

•	incent and reward short- and long-term financial and other company performance, as well as individual contributions; and

•	align the interests of our executives with those of our stockholders.
We also subscribe to a “pay-for-performance” philosophy when designing executive compensation. For us that means a substantial portion of an executive’s target compensation should be “at risk” and performance-based, where the value of one or more elements of compensation is tied to the achievement of pre-determined financial and/or other measures we consider important drivers in the creation of stockholder value. Our compensation philosophy requires that a substantial portion of total compensation be designed to appropriately balance short- and long-term performance incentives to align our Named Executives’ interests with those of our stockholders.
ELEMENTS OF EXECUTIVE COMPENSATION
To support our compensation philosophy and objectives, our executive compensation program consists of the key elements identified in the graphs below. In addition to the elements of Total Direct Compensation, we also offer other benefits and practices to promote retention. See “Section 3: Other Benefits and Practices” on the following pages of this CD&A for additional information on these benefits and practices.
The Compensation Committee does not set a specific target allocation among the elements of total direct compensation; however, long-term incentive compensation typically represents the largest single element of target total direct compensation, and performance-based compensation constitutes the substantial majority of a Named Executive’s target total direct compensation, as demonstrated in the chart below.
The following table and chart reflect the key elements and proportion of each Named Executive’s target total direct compensation for 2018, the rationale for each element, and the financial performance metrics selected for our 2018 annual incentive awards. We typically use the term “Total Direct Compensation” to refer to an executive’s annual base salary, the dollar value of the executive’s target annual incentive award and the dollar value of the executive’s long-term incentive opportunity.
2018 TOTAL DIRECT COMPENSATION ELEMENTS

Element	Description	Primary Design Objectives
Base Salary	• Annual fixed cash compensation	• Attract and retain leadership talent
Annual Incentive
•
Pay-out based on 80% financial performance goals, 10% safety goals and 10% individual goals
•
Financial performance metrics (% of overall pay-out):
◦
operating income (55%) and
◦
free cash flow (25%)
•
Financial results determine payout multiplier
•
No pay-out unless at least threshold operating income goal is achieved
•
See below for discussion of financial performance metrics

•
Emphasize operating results by heavily weighting financial performance
•
Select financial performance metrics that align with strategic priorities
•
Align compensation with safety, which we view as a key component for the success of our business
•
Retain individual performance component to allow the exercise of discretion to differentiate among Named Executive performance

Long-Term Incentive	• Long-term incentive value allocated among the following mix of equity award types: ◦ 40% 3-year ratable vesting restricted stock units ◦ 60% 3-year cliff vesting performance restricted stock units
•
Align interest of executives with our stockholders
•
Promote executive focus on long-term company performance
•
Utilize performance metrics that management can impact and are meaningful drivers of long-term value creation

2019 PROXY STATEMENT 27

COMPENSATION DISCUSSION AND ANALYSIS

 2018 TOTAL DIRECT COMPENSATION
DETERMINING NAMED EXECUTIVE COMPENSATION
The following is a summary of responsibilities and data sources used by our Compensation Committee to determine our executive compensation program.

How Compensation Decisions Are Made
Compensation Committee
•
The Compensation Committee establishes the target total direct compensation of our executives and administers other benefit programs.
•
The committee reviews the design of the program and establishes the performance metrics and goals under the incentive programs.
•
The committee evaluates Company and individual performance outcomes and ensures the appropriate balance of performance metrics is used.

Compensation Planning Process
•
Members of the Compensation Committee and our management team evaluate the advisory vote on executive compensation and stockholder feedback regarding our compensation programs and governance practices.
•
We engage with and solicit stockholder feedback regarding compensation, environmental, social and governance matters, which are reported to the Board and committees; our Compensation Committee discusses plan design alternatives and considerations with the executive compensation consultant; and existing plan performance results are monitored.
•
Annual and long-term compensation plan design and performance metrics and targets are approved.

How Our Compensation Committee Sets Annual and Long-Term Incentive Performance Goals
Determining Financial Goals
•
Our Compensation Committee strives to set financial performance goals that are rigorous enough to motivate our executives and our businesses to achieve meaningful increases over prior year results, but within reasonably obtainable parameters to discourage pursuit of excessively risky business strategies.
•
For our annual incentive plan, the committee set financial performance goals as follows:
◦
Operating Income (55%):  The committee set a target goal representing a 9.7% year-over-year increase following a bottoms-up operations and management review.
◦
Free Cash Flow (25%): The committee set the target goal based on the Company's 2018 free cash flow forecast.
•
The committee set our 2018 long-term incentive plan financial performance goals as follows:
◦
3-Year Cumulative Earnings Per Share (50%): The target goal was set to align with the Company's strategic plan and to drive towards mid to high range of external analyst guidance.
◦
Return on Invested Capital (50%):  The target goal was established to be higher than the average return on invested capital of our compensation peer group and historical internal target performance.

28 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Determining Safety Goals
•
To promote rigor and continuous improvement in our safety goals, the committee set our primary safety goals, Total Recordable Incident Rate ("TRIR") and Days Away, Restricted or Transferred ("DART"), to achieve a 5% improvement on the average of the prior three years' results, while still incentivizing continuous improvement by capping safety performance payout at target if performance does not meet or exceed prior year's results.

Resources and Advisers to Our Compensation Committee
Independent Outside Consultant
•
Provides the Compensation Committee with information and advice on the design, structure and level of executive and director compensation.
•
Attends Compensation Committee meetings, including executive sessions.
•
Engaged and directed by the Compensation Committee.
•
Works directly with our Compensation Committee on executive compensation, including our Chief Executive Officer’s compensation.
•
Korn Ferry Hay Group served as executive compensation consultant to the Compensation Committee for 2018.
•
In 2018, the Compensation Committee considered rotation of the executive compensation consultant and conducted a search for a new consultant. As a result of this process, Compensation Committee retained Exequity LLP as its executive compensation consultant for executive and director compensation matters for 2019.

Management
•
Our Human Resources department, in consultation with the Compensation Committee chair and Hay Group, prepares information for the Compensation Committee, including market data provided by Hay Group and recommendations of our Chief Executive Officer regarding compensation of other executives.
•
Our Chief Executive Officer and senior Human Resources personnel attend committee meetings and, as requested by the Compensation Committee, participate in deliberations on executive compensation (except in respect to their own compensation) and select executive sessions.

Stockholder Outreach and Stockholder Vote on Executive Compensation
•
We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our Named Executives.
•
Over 97% of the votes cast at our 2018 Annual Meeting of Stockholders on the executive compensation proposal were voted in favor of our executive compensation.
•
Although our stockholders expressed strong support for our executive compensation proposals in the past three years, members of our management team have conducted and plan to continue to conduct outreach programs with our stockholders, to discuss executive compensation, corporate governance, environmental, social and other matters. See Stockholder Outreach under Corporate Governance above for more information.
•
Our Compensation Committee considers stockholder feedback when selecting financial performance metrics and the mix of equity award vehicles. Our stockholder engagement efforts have informed our committee’s prior decisions to eliminate stock options and to select return on invested capital as a long-term performance metric.

2019 PROXY STATEMENT 29

COMPENSATION DISCUSSION AND ANALYSIS

How We Set Target Compensation
Target +/-15% of Median Compensation
•
We believe compensation is competitive at or near the median compensation paid for comparable positions.
•
We generally seek to set target compensation for each element of total direct compensation and in the aggregate at approximately +/-15% of the median compensation determined through benchmarking (referred to as “median” or “median range” in this CD&A).
•
The Compensation Committee may adjust a Named Executive’s target compensation, including setting it outside the median range, for a variety of reasons, including:
◦
performance;
◦
tenure;
◦
experience;
◦
succession planning;
◦
internal equity; and
◦
other factors or situations that are not typically captured by looking at standard market data.
•
Compensation actually earned by a Named Executive may be outside the median range targeted, depending on the achievement of performance goals, fluctuations in our stock price and/or satisfaction of vesting conditions.

How We Benchmark Total Direct Compensation
Primary Benchmark: Revenue-Regressed Hay Group Survey Data
•
Hay Group’s Industrial Executive Compensation Survey served as the Compensation Committee’s primary benchmark for setting the amount of executive compensation in 2018. References to “median range” are references to this survey data.
•
Hay Group applies revenue regression to the survey data to account for our Company size relative to the organizations comprising the survey.
•
On an annual basis, Hay Group provides the Compensation Committee with an analysis comparing prior year executive target compensation to compensation for comparable positions at the 25th, 50th (median) and 75th percentiles using Hay Group survey data and, as applicable, data from public company proxy statements.
•
This survey represented Hay Group’s proprietary annual compensation survey tracking 2017 executive compensation from over 300 general industry organizations.
•
The component companies comprising the 2017 Hay Group survey are determined by Hay Group without input from the Compensation Committee.

Secondary Benchmark: Custom Peer Group Proxy Data
•
Proxy data from our custom peer group serves as a secondary, supplemental benchmark to the Hay Group Survey Data.
•
For our committee’s 2018 executive compensation review, this group consisted of 16 companies with whom we compete for executive talent from the aerospace and defense industry. The companies comprising our custom peer group for 2018 are listed at the end of this CD&A.
•
Compensation information from this group represented the actual, non-regressed 2016 compensation reported in 2017 publicly available SEC filings.
•
Because we compete with the custom peer companies for executive talent, the Compensation Committee reviewed the applicable proxy data when setting target compensation for our Named Executives, but it was not weighted in the determination of median compensation, except to the extent any of the Company’s custom peer companies were also a component company in Hay Group’s Industrial Executive Compensation Survey.
•
The committee also utilizes the custom peer group to benchmark the design of our incentive compensation.

30 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

SECTION 3: COMPENSATION ANALYSIS AND OUTCOMES
2018 TARGET TOTAL DIRECT COMPENSATION OVERVIEW
The chart below shows the 2018 target total direct compensation for each Named Executive. The 2018 target total direct compensation for each of our Named Executives was within +/-15% of the survey range applicable to the executive.

2018 TARGET TOTAL DIRECT COMPENSATION

Named Executive	Annual Base Salary ($)	Annual Incentive ($)	Long-Term Incentive ($)	Target Total Direct Compensation ($)
Rex D. Geveden	900,000	900,000	2,700,000	4,500,000
David S. Black	480,000	312,000	650,000	1,442,000
Joseph W. Duling(1)	450,000	293,000	500,000	1,243,000
Richard W. Loving	390,000	195,000	450,000	1,035,000
Thomas E. McCabe(2)	525,000	341,000	300,000	1,166,000
James D. Canafax(3)	525,000	341,000	750,000	1,616,000
Joseph G. Henry(4)	500,000	325,000	550,000	1,375,000
(1) On May 1, 2018, Mr. Duling received a salary increase in connection with his promotion to President, BWXT NOG.
(2) Mr. McCabe joined the Company on July 23, 2018, and his long-term incentive annual grant was prorated for 2018.
(3) Mr. Canafax resigned from the Company on May 8, 2018.
(4) Mr. Henry retired from the Company on June 22, 2018.
ANNUAL BASE SALARY
Our Compensation Committee generally reviews base salaries of our Named Executives on an annual basis with any adjustments to base salary effective April 1 of each year, with occasional reviews during the year to reflect promotions, increases in responsibilities or other compensation-related events. Set forth below are the base salaries for each of our Named Executives, as determined by the Compensation Committee based on its review of comparative market data for each Named Executive.
2018 ANNUAL BASE SALARY BENCHMARKING DATA

Named Executive	January 2018 Salary ($)	April 2018 Salary ($)	% Variance from Median (Survey)	% Variance from Median (Proxy)
Mr. Geveden	700,000	900,000	-4%	3%
Mr. Black	450,000	480,000	14%	-3%
Mr. Duling(1)	301,000	450,000	18%	N/A
Mr. Loving	350,000	390,000	4%	8%
Mr. McCabe(2)	N/A	525,000	22%	24%
Mr. Canafax(3)	510,000	525,000	22%	24%
Mr. Henry(4)	470,000	500,000	6%	16%

(1)	On May 1, 2018, Mr. Duling received a salary increase in connection with his promotion to President, BWXT NOG, and his April 2018 salary is reflected as of that date.
(2) Mr. McCabe joined the Company on July 23, 2018, and his April 2018 salary is reflected as of that date.
(3) Mr. Canafax resigned from the Company on May 8, 2018.
(4) Mr. Henry retired from the Company on June 22, 2018.
ANNUAL INCENTIVE COMPENSATION
Overview and Design. We pay annual incentives to drive the achievement of key business results and to recognize individuals based on their contributions to those results. The Compensation Committee administers cash-based annual incentive compensation for our Named Executives through our Executive Incentive Compensation Plan (“EICP”), which was previously approved by our stockholders. The following provides details on the performance measures selected by our Compensation Committee for our 2018 annual incentive plan.

2019 PROXY STATEMENT 31

COMPENSATION DISCUSSION AND ANALYSIS

2018 EICP Performance Measures
Financial (80%) • Operating Income (55%) • Free Cash Flow (25%)
Rationale:  Operating Income is our primary measure of profitability, which we believe is a strong driver of shareholder value; Free Cash Flow promotes management focus on strong cash flow generation to support our balanced capital deployment strategy between dividends, mergers and acquisitions and share repurchases.

Key Features:  No pay-out unless at least threshold BWXT consolidated operating income performance goal is achieved; financial performance determines the maximum amount a Named Executive can earn.

Pay-Out Calculation: Ranges from 0% - 200% based on achievement of goals; result is referred to as the “Financial Multiplier.”

Safety (10%) • TRIR (5%) • DART (5%)
Rationale:  Key component for the success of our business; TRIR and DART focus attention on day-to-day operational safety by measuring, respectively, (1) the rate of recordable workplace injuries, and (2) the severity of injuries.

Key Features:  Safety “circuit breaker” limits safety result pay-out to 1X if TRIR and DART results met or exceeded target goals but did not improve on prior year results; target performance for TRIR and DART set at a 5% improvement over the average score of the prior three year period.

Pay-Out Calculation:  Ranges from 0% - 100%, multiplied by the “Financial Multiplier;” referred to as the “Safety Performance Result.”

Individual (10%)
Rationale and Key Feature:  Allows our CEO (or the Compensation Committee, in the case of Mr. Geveden) to differentiate incentive pay-outs among our Named Executives by exercising discretion on the target amount of each Named Executive’s individual performance component, based on the assessment of each Named Executive’s individual performance during 2018.

Pay-Out Calculation:  Ranges from 0 - 100%, multiplied by the “Financial Multiplier;” referred to as the “Individual Performance Result.”

The Compensation Committee established the following financial performance goals for 2018.

2018 EICP Financial Goals
Metric (Weight)	BWXT Business Unit	Threshold Goal 80% of Target 50% Payout	Target Goal 100% of Target 100% Payout	Maximum Goal 120% of Target 200% Payout	Actual
Operating Income (55%)	BWXT Consolidated	$251.8 million	$314.7 million	$377.7 million	$311.5 million
Free Cash Flow (25%)	BWXT Consolidated	$56.0 million	$70.0 million	$84.0 million	$74.5 million(1)
(1) This result reflects a downward adjustment applied by the Compensation Committee to offset capital expenditure changes due to the Nordion acquisition.
Regardless of the level of performance achieved, the Compensation Committee retains the right to adjust the amount of annual incentive compensation payable in its discretion.
Summary of EICP Payments. The total payout percentage represents the combined results of applicable financial, individual and safety performance for each Named Executive, except Mr. Henry who did not receive an individual performance component following his retirement in June 2018. The amount paid under the EICP for 2018 can be illustrated by the following formula:
Total Cash Award = Earnings from Salary  x  Target  %  x  Total Payout  % (0 – 200%)
The Total Payout % is the sum of the Financial Multiplier, Safety Performance Result and Individual Performance Result.
The following table indicates the amount earned under the EICP by our Named Executives based for the 2018 performance period (January 1 - December 31, 2018). For each Named Executive, the financial performance result

32 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

(the Weighted Financial Performance Percentage) established the maximum eligible amount of EICP for 2018 (the Eligible Amount).
ANALYSIS OF 2018 EICP PAYOUT (1)

	Mr. Geveden	Mr. Black	Mr. Duling	Mr. Loving	Mr. McCabe	Mr. Henry
Earnings from Salary	$850,000	$472,500	$401,583	$380,000	$231,510	$242,500
Target Percentage	100%	65%	58%	50%	65%	65%
Weighted Financial Performance Percentage(2)	107.9%	107.9%	103.1%	107.9%	107.9%	103.1%
Eligible Amount(3)	$917,150	$331,388	$240,139	$205,010	$162,370	$162,511
Total 2018 EICP Pay-Out(4)	$853,315	$314,926	$235,682	$194,826	$154,304	$138,079
Total 2018 Pay-Out Multiplier	100.4%	102.5%	101.2%	102.5%	102.5%	87.6%

(1)
Mr. Duling's target percentage is a blended rate of his 45% target prior to his promotion and 65% target thereafter. Mr. Canafax was not eligible for a 2018 EICP payout following his resignation on May 8, 2018. Mr. Henry was eligible for a prorated EICP payout for 2018.

(2)
The financial performance for all Named Executives is based on BWXT consolidated financial results, except for Messrs. Duling and Henry, for whom operating income is measured on the results for the Nuclear Operations Group.

(3)	Amounts may not foot due to rounding.
(4)	Amount is based upon financial, safety and individual performance results.
Analysis of Target Percentage.  The Compensation Committee set target percentages indicated in the table during its annual review of executive compensation in March 2018. The following table shows the 2018 target annual incentive compensation for each Named Executive based on the executive’s target percentage and projected 2018 earnings from salary, relative to his benchmark. The target percentages were not changed for the Named Executives in 2018.
2018 TARGET ANNUAL INCENTIVE COMPENSATION

Named Executive	EICP Target %(1)	% Variance from Median (Survey Data)	% Variance from Median (Proxy Data)
Mr. Geveden	100%	-3%	-10%
Mr. Black	65%	-6%	-10%
Mr. Duling	58%	-19%	N/A
Mr. Loving	50%	-14%	-10%
Mr. McCabe	65%	0%	-5%
Mr. Canafax	65%	0%	-5%
Mr. Henry	65%	-19%	-15%

(1)
Each Named Executive’s EICP target compensation was calculated by multiplying the applicable EICP Target % by the applicable projected earnings from salary during 2018. See “Executive Compensation – Summary Compensation Table” for each Named Executives’ earnings from salary during 2018.

At the time the Compensation Committee established the 2018 financial goals, it designed the 2018 annual incentive plan to exclude from actual operating income results the effect of certain pre-established items that it believed would not reflect operating performance, including (1) expenses associated with restructuring activity or asset acquisitions or dispositions, (2) pension accounting mark-to-market losses, (3) losses in respect of legal proceedings, divestitures, and impairment to assets, (4) acquisition related amortization and (5) certain other unusual or non-recurring items.

2019 PROXY STATEMENT 33

COMPENSATION DISCUSSION AND ANALYSIS

Analysis of 2018 EICP Performance Results.  The following table summarizes the level of attainment of the financial and safety results relative to the target goals.
2018 ANNUAL INCENTIVE PERFORMANCE RESULTS(1)
(1) For purposes of calculating Messrs. Duling's and Henry's EICP payout, operating income results for the Nuclear Operations Group were 93.4% of target.

Analysis of Financial Performance.  The adjusted financial performance results for the 2018 Performance Period achieved a 107.9% pay-out for each of our Named Executives (103.1% for Messrs. Duling and Henry) before taking into account safety and individual performance. These results included mandatory, pre-established adjustments from our GAAP operating income results for the items discussed on the previous page.
Analysis of Safety and Individual Performance.  The following table sets forth the threshold and target goals applicable to each safety metric and the level of achievement in 2018:

2018 Safety Goals and Actual Results
Safety Metric	Threshold	Target	Actual Result
TRIR	0.95	0.82	0.69
DART	0.30	0.26	0.34
Total Safety Multiplier	4%	10%	5%
Our Named Executives are also evaluated on pre-established individual performance goals. For Mr. Geveden, the Compensation Committee evaluates his individual performance based on the following criteria: (1) leadership; (2) strategic planning; (3) financial results; (4) succession planning; (5) communications; and (6) Board relations. Our other Named Executives are evaluated on performance goals specific to their respective roles and responsibilities.
LONG-TERM INCENTIVE COMPENSATION
Analysis of 2018 Target Long-Term Incentive Awards.  In determining the type and mix of stock granted to our Named Executives, the Compensation Committee seeks to maintain a strong correlation between pay and performance while promoting retention of key employees. The Compensation Committee allocated 2018 long-term incentive compensation as follows:
2018 Long-Term Incentive Vehicles

34 2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

In 2016, the Compensation Committee made the following enhancements to our long-term incentive award mix:

•
returned performance-based stock awards to long-term incentive mix after suspending their use for one year due to the unique challenges of using performance awards during the year of the spin-off of our former Power Generation business;

•	increased the proportion of the performance-based stock award vehicle to 60% of the total long-term incentive mix; and

•	eliminated the use of stock options as an award vehicle.
We continued these design elements in the 2017 and 2018 long-term incentive plans.
PERFORMANCE RESTRICTED STOCK UNITS

Attributes	Rationale
•
Vest between 0% and 200% of the amount of initial shares granted depending on cumulative diluted EPS performance (50% weighting) and average return on invested capital ("ROIC") performance (50% weighting) attained during performance period.
•
Performance period runs from January 1, 2018 through December 31, 2020.
•
For each performance measure, results at the threshold, target and maximum goals produce vesting at 50%, 100% and 200%, respectively, of the initial performance restricted stock units granted.
•
Vesting for performance results between threshold and target or target and maximum is determined by linear interpolation. No amount will vest with respect to any performance measure unless threshold results are attained.

•
We believe that over the long-term, there is a high degree of correlation between earnings per share and stock price.
•
Accordingly, we use earnings per share in long-term stock-based compensation to more closely align our goals with stockholder interests.
•
We believe using different performance measures than in the annual incentive compensation program reduces the focus on a single metric at the expense of others, helping to mitigate risk related to incentive compensation.
•
Including ROIC helps promote management focus on asset utilization.

The Compensation Committee sets target and maximum goals based on the sum of earnings per share estimates for each year of the Performance Period. To complement financial results under our annual incentive compensation program, we derived the estimates from the operating income target goal used in 2018 annual incentive compensation and assumed earnings per share growth rates of 11% and 16% for target and maximum goals, respectively, excluding the impact of share repurchases.

We set the threshold goal at 80% of the cumulative earnings per share target goal, consistent with the structure of annual incentive compensation. Earnings per share results exclude the effect of share repurchases conducted during the performance period. We set threshold, target and maximum goals for average ROIC at 14%, 17% and 20%, which the Compensation Committee determined to be appropriate based on management’s projections of the Company’s financial results during the Performance Period and include 250 basis point increase to each goal compared to 2017 goals for tax reform.
For more information regarding the 2018 restricted stock units, see the Grants of Plan-Based Awards table under “Compensation of Executive Officers” below and disclosures under “Compensation of Executive Officers – Estimated Future Payouts Under Equity Incentive Plan Awards.”
2016 PERFORMANCE RESTRICTED STOCK UNITS
In 2016, the Committee established the following financial performance goals for the performance restricted stock units over the January 1, 2016 to December 31, 2018 performance period.

2016 Performance Restricted Stock Unit Goals
Metric (Weight)	Threshold Goal 80% of Target 50% Payout	Target Goal 100% of Target 100% Payout	Maximum Goal 120% of Target 200% Payout	Actual
Three-Year Cumulative Earnings per Share (50%)	$3.81	$4.77	$5.01	$5.74(1)
Return on Invested Capital (50%)	11.5%	14.5%	17.5%	17.5%
(1) This result excludes share repurchases during the measurement period.

2019 PROXY STATEMENT 35

COMPENSATION DISCUSSION AND ANALYSIS

Regardless of the level of performance achieved, the Compensation Committee retains the right to decrease the amount of long-term incentive compensation payable in its discretion.
Based on the exceeding the three-year cumulative earnings per share and return on invested capital goals, the Compensation Committee determined the number of shares earned under the 2016 Performance Restricted Stock Unit Award in February 2019. The following table indicates the shares earned under the LTIP by our Named Executives, except for Mr. Canafax whose shares were forfeited upon his resignation on May 8, 2018, for the 2016 to 2018 performance period (January 1, 2016 - December 31, 2018).
ANALYSIS OF 2016 PERFORMANCE RESTRICTED STOCK UNIT PAYOUT

	Mr. Geveden	Mr. Black	Mr. Duling	Mr. Loving	Mr. McCabe(2)	Mr. Henry(3)
Target Award (in Shares)	23,705	10,639	4,355	2,692	—	4,355
Weighted Financial Performance Percentage(1)	200.0%	200.0%	200.0%	200.0%	—	200.0%
Total Earned Shares	47,410	21,278	8,710	5,384	—	4,355
Total 2018 Pay-Out Multiplier	200.0%	200.0%	200.0%	200.0%	—	100.0%

(1)	The weighted financial performance is based on BWXT consolidated financial results 50% for three-year cumulative earnings per share and 50% for return on invested capital over the measurement period.
(2)	Mr. McCabe joined the Company in July 2018 and did not participate in the 2016 Performance Restricted Stock Unit award.
(3)
Mr. Henry retired in June 2018 and, pursuant to the terms of the award agreement, received 50% of 2016 Performance Restricted Stock Unit Award based on the Company's performance during the measurement period.

Value of 2018 Target Long-Term Incentive Compensation.  The following table shows the 2018 target long-term incentive compensation for each Named Executive relative to his benchmark.
2018 TARGET LONG-TERM INCENTIVE COMPENSATION

Named Executive	Target Value	% Variance from Median (Survey Data)	% Variance from Median (Proxy Data)
Mr. Geveden	$2,700,000	-4%	-5%
Mr. Black	650,000	15%	-25%
Mr. Duling(1)	500,000	-14%	-2%
Mr. Loving	450,000	-5%	-10%
Mr. McCabe(2)	300,000	-45%	-63%
Mr. Canafax(3)	750,000	37%	-7%
Mr. Henry(4)	550,000	-5%	7%

(1)	Mr. Duling received a supplemental long-term incentive award in May 2018 in connection with his promotion to President, BWXT NOG.

(2)
Mr. McCabe joined the Company in July 2018 and received a prorated equity award of restricted stock units and performance restricted stock units at that time, which does not reflect the annual target value for his future long-term incentive compensation.

(3)	Mr. Canafax's 2018 LTIP award was forfeited upon his resignation on May 8, 2018.

(4)	Mr. Henry's 2018 LTIP award was forfeited upon his retirement on June 22, 2018.
Sizing Long-Term Incentive Compensation.  When granting stock, the Compensation Committee targets a dollar value rather than a number of shares, units or options. The number of restricted stock units granted can be expressed through the following formula:
Number of RSUs Granted = Target Value ($)  / Stock Valuation ($)
The target value was set by the Compensation Committee as previously discussed. The stock valuation was determined by Hay Group based on the closing price of our common stock on the NYSE on the date of grant. For restricted stock units, Hay Group adjusted the closing price to reflect the conditions of the stock grants, such as the vesting conditions and transfer restrictions. To ensure that restricted stock units vest in equal installments during the three-year vest term, the number of shares calculated was rounded to the nearest multiple of three. Because FASB ASC 718 does not calculate grant date fair values for financial reporting purposes using the same valuation, the target values of long-term incentive compensation may differ from the grant date fair values reported on the Summary Compensation Table and Grants of Plan Based Awards table.

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SECTION 4: OTHER BENEFITS AND PRACTICES
TRANSITION OF EXECUTIVE CHAIRMAN
On May 4, 2018, Mr. Fees, our Executive Chairman, transitioned to the role of Non-Executive Chairman of the Board as part of the Board's organization development and succession planning process. In connection with Mr. Fees’ transition to Non-Executive Chairman, he and the Company entered into a Transition Agreement, dated December 14, 2017 (the “Transition Agreement”). The Transition Agreement provided for the following compensation and benefits (in addition to certain other accrued benefits) for Mr. Fees through May 4, 2018 (the "Resignation Date"):

•	continued base salary of $50,000 per month (paid in two installments per month);

•	continued eligibility for the full 2017 annual incentive bonus under the Company’s EICP, subject to satisfaction of the applicable performance conditions;

•	eligibility for a 2018 incentive bonus under the EICP at the same target as established for 2017, subject to prorated payout at target through the Resignation Date; and

•	continued participation in certain of our employee benefit plans (subject to the terms and conditions of such plans), but not the Company’s executive severance plan.
Mr. Fees did not receive an executive long-term incentive award in 2018. The Transition Agreement amended Mr. Fees’ equity awards that remained outstanding on the Resignation Date to allow for (i) awards of time-vested restricted stock units to vest immediately upon the Resignation Date, and (ii) awards of performance restricted stock units to continue to vest on the vesting dates set forth in the applicable award agreements based on achievement of the performance goals. The treatment of Mr. Fees’ equity awards and certain other benefits as described above were conditioned upon his execution of a release and waiver of claims against the Company. In addition, the Transition Agreement also terminated Mr. Fees’ previously disclosed Change in Control Agreement as of the Resignation Date, and contains restrictions on Mr. Fees’ ability to compete with the Company and its affiliates, or solicit our employees, for three years following the Resignation Date.
OTHER BENEFITS AND PERQUISITES
Subject to applicable eligibility rules, our Named Executives receive all of the benefits offered to other BWXT employees generally, including medical and other health and welfare benefits and participation in our qualified defined plans. We offer these benefits to our Named Executives and other employees to promote retention. Our Named Executives receive additional limited perquisites, which we provide to attract and retain key personnel.
We provide the following perquisites to our Named Executives: relocation and temporary housing assistance, annual physicals, tax and financial planning services, reimbursement of limited expenses in connection with a spouse accompanying them on business travel and other miscellaneous items. We believe the personal benefits offered to our Named Executives are reasonable and appropriate. We also provide our Named Executives with limited tax assistance with respect to relocation and the reimbursement of limited spousal expenses discussed above. For relocation, the Company provides tax assistance to Named Executives on the same basis provided to other employees receiving relocation assistance.
For a description of the values and valuation methodology associated with perquisites provided in 2018, see the notes and narratives to the Summary Compensation Table under “Compensation of Executive Officers” below.
RETIREMENT BENEFITS
Overview.  We provide retirement benefits through a combination of (1) qualified and non-qualified defined benefit pension plans (our “Pension Plans”), (2) qualified and non-qualified defined contribution retirement plans (our “Thrift Plans”), and (3) a supplemental non-qualified defined contribution executive retirement plan. Due to the volatility, cost and complexity associated with defined benefit plans and evolving employee preferences, we have taken steps over the past several years to shift away from traditional defined benefit plans toward defined contribution plans by closing our pension plans to new and unvested salaried employees and freezing benefit accruals for existing salaried participants with less than five years of credited service. In 2012, we announced that all benefit accruals for salaried employees still accruing benefits under the Pension Plans would be frozen following a transition period. Those benefit accruals were frozen effective December 31, 2015. In lieu of future defined benefit plan accruals under those plans, we provide additional cash contributions to eligible employees’ Thrift Plan account, discussed below.

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COMPENSATION DISCUSSION AND ANALYSIS

Pension Plans.  As a result of the recent changes in eligibility requirements, none of our Named Executives other than Mr. Black participate in our Pension Plans, which are comprised of qualified and non-qualified excess retirement plans. The excess plan covers a small group of highly compensated employees whose ultimate benefits under the qualified Pension Plans are reduced by Internal Revenue Code (“IRC”) limits on the amount of benefits that may be provided, and on the amount of compensation that may be taken into account in computing benefits. Benefits under the non-qualified excess plan in which our Named Executives participate are paid from the general assets of the Company. See the “Pension Benefits” table under “Compensation of Executive Officers” below for more information regarding the Pension Plans.
Thrift Plans.  We maintain two primary defined contribution retirement plans: (1) a broad-based, qualified 401(k) plan (our “401(k) Plan”) and (2) a non-qualified restoration plan (our “Restoration Plan”). All of our Named Executives participated in the 401(k) Plan in 2018. Our Compensation Committee established the Restoration Plan to (1) more closely align our executive retirement plans with general and industrial market practices as indicated by Hay Group benefit data, (2) ensure the competitiveness of retirement benefits for our executives who are not eligible to participate in our Pension Plans, and (3) mirror the dual qualified and non-qualified plan design of our Pension Plans. Our Restoration Plan seeks to restore benefits provided by our 401(k) Plan that are precluded by IRC limits on eligible compensation and total contributions. The Restoration Plan contains the same principal components as our 401(k) Plan. All of our Named Executives, except for Mr. McCabe, participated in our Restoration Plan in 2018. Our obligations under the Restoration Plan are unfunded and plan benefits are payable from the general assets of the Company.
Supplemental Plans.  We also maintain a supplemental executive retirement plan (our “SERP”). The SERP provides participants with additional opportunities to defer the payment of certain compensation earned from us. In 2016, we discontinued Company contributions to participants’ SERP accounts, but participants may still make individual contributions to their notional accounts.
See the “Nonqualified Deferred Compensation” table and accompanying narrative under “Compensation of Executive Officers” below for more information about the Restoration Plan and SERP.
SEVERANCE ARRANGEMENTS
BWXT Severance Plan.  Prior to 2012, we maintained a broad-based severance plan to provide a measure of financial assistance to eligible employees who are involuntarily terminated in connection with a permanent reduction in force. In 2012, in consultation with Hay Group, the Compensation Committee approved the replacement of our broad-based plan with a new modified plan and approved a new executive severance plan. The BWX Technologies, Inc. Executive Severance Plan was amended and restated as of July 1, 2015.
Change-in-Control Agreements.  The Compensation Committee has offered change-in-control agreements to executives, including Named Executives, since 2010. We believe change-in-control agreements protect stockholders’ interests by serving to:

•	attract and retain top-quality executive management;

•	assure both present and future continuity of executive management in the event of a threatened or actual change in control; and

•	ensure the objective focus of executive management in the evaluation of any change in control opportunities.
Our change-in-control agreements contain what is commonly referred to as a “double trigger,” that is, they provide benefits only upon a qualified termination of the executive within 30-months following a change in control. Stock awards, however, are subject to the terms of the award agreements and vest outstanding stock immediately on the occurrence of a change in control, regardless of whether there is a subsequent termination of employment. Additionally, the change-in-control agreements do not provide any tax gross-up on the benefits following a qualified termination. Instead, the change-in-control agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to an executive to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the executive retaining a larger after-tax amount. The provision was included with the intent of benefiting the Company by seeking to preserve the tax deductibility of the benefits paid under the agreement, without compromising the objectives for which the agreement was approved.
See the “Potential Payments Upon Termination or Change in Control” tables under “Compensation of Executive Officers” below and the accompanying disclosures for more information regarding the change in control agreements with our Named Executives, events considered to be change in control events and other plans and arrangements that have different trigger mechanisms relating to a change in control.

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OTHER COMPENSATION POLICIES AND PRACTICES
Stock Ownership Guidelines.  We maintain stock ownership guidelines for our executives and non-management directors. These guidelines establish minimum stock ownership levels of two to five times annual base salary for our executives, and five times annual base retainer for non-management directors. Below are the minimum ownership levels for our non-management directors and executives, including our Named Executives:

•	Non-management Directors – Five times (5x) annual base retainer

•	Chief Executive Officer – Five times (5x) annual base salary

•	Other Named Executives – Three times (3x) annual base salary
Directors and executives have five years to achieve their respective minimum ownership levels. The Governance Committee annually reviews the compliance with these guidelines and has discretion to waive or modify the stock ownership guidelines for directors and executives. No executive or director is authorized to sell any shares of our common stock (other than to satisfy applicable withholding tax obligations resulting from a transaction involving such stock or to cover the exercise price of stock options) unless they have met their respective guideline. All of our directors and Named Executives are either in compliance with the stock ownership guidelines or are positioned to achieve compliance within the required time period.
Timing of Stock Awards.  To avoid timing stock awards ahead of the release of material nonpublic information, the Compensation Committee generally approves our annual stock-based awards effective as of the third day following the filing of our annual report on Form 10-K or quarterly report on Form 10-Q with the Securities and Exchange Commission. We have followed this practice for all long-term incentive compensation grants to Named Executives since 2005, subject to certain limited exceptions.
Hedging, Pledging and Short Sale Policies.  We maintain a policy that prohibits all directors, officers and employees from trading in puts, calls or other options on Company securities and otherwise engaging in hedging or monetization transactions, such as zero-cost collars and forward-sale contracts, that are designed to hedge or offset any decrease in the market value of Company securities. Our policy also prohibits directors, officers and employees from holding Company securities in margin accounts, pledging Company securities and engaging in short sales of company securities. This policy applies to all Company securities, including common stock, preferred stock, restricted stock, stock options, bonds and notes, held by directors, officers and employees whether granted by the Company or held directly or indirectly by the individual.
Clawbacks.  Incentive compensation awards include provisions allowing us to recover excess amounts paid to individuals who knowingly engaged in a fraud resulting in a restatement.
Proxy Data Custom Peer Group for 2018 Compensation. Set forth below are the peer companies we have selected as our secondary benchmark for 2018 compensation purposes.

• AAR Corp	• Esterline Technologies Corporation(2)	• KLX Inc.(3)
• Aerojet Rocketdyne Holdings, Inc.	• Harris Corporation	• Moog Inc.
• Astronics Corporation	• HEICO Corp.	• Orbital ATK, Inc.(4)
• Cubic Corporation	• Hexcel Corporation	• Teledyne Technologies Incorporated
• Curtiss-Wright Corporation	• Huntington Ingalls Industries, Inc.	• TransDigm Group Incorporated
• Engility Holdings Inc.(1)
____________
(1) Engility Holdings Inc. was acquired by Science Applications International Corporation in January 2019.
(2) Eesterline Technologies Corporation was acquired by Transdigm Group Incorporated in March 2019.
(3) KLX Inc. was acquired by The Boeing Company in October 2018.
(4) Orbital ATK, Inc. was acquired by Northrop Grumman Corporation in June 2018.
Deductibility of Executive Compensation.  In accordance with Section 162(m) of the Code and the recent passage of H.R. 1, the Tax Cuts and Jobs Act, on December 22, 2017, the deductibility for federal corporate income tax purposes of compensation paid to certain of our executive officers in excess of $1 million in any year is now generally restricted. Under the version of Section 162(m) of the Code in effect prior to January 1, 2018, certain performance-based compensation in excess of $1 million in a year was deductible by the Company if certain requirements were met and certain executive officers were excluded from the coverage of Section 162(m) of the Code. Although the Compensation Committee considers and evaluates the impact of Section 162(m), it believes that the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain the best possible executive talent to compete successfully and to motivate such executives to achieve the goals inherent in our business strategy, the Compensation Committee has in the past approved and in the future may approve compensation to

2019 PROXY STATEMENT 39

COMPENSATION DISCUSSION AND ANALYSIS

executive officers which exceeds the deductibility limits or otherwise may not qualify for deductibility. In this regard, certain portions of compensation paid to the Named Executives may not be deductible for federal corporate income tax purposes under Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT
The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that BWXT specifically incorporates it by reference into such filing.
We have reviewed and discussed the Compensation Discussion and Analysis with BWXT’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Barbara A. Niland, Chair
Jan A. Bertsch
Kenneth J. Krieg
Robb A. LeMasters

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COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS
The following table summarizes prior compensation of our Named Executives for the time periods in which each was a Named Executive.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensa-tion(4)	Change in Pension Value and Nonqual-ified Deferred Compen-sation Earnings(5)	All Other Compensation(6)	Total

Rex D. Geveden President and Chief Executive Officer	2018	$850,000	$—	$2,852,049	$—	$853,315	$—	$168,062	$4,723,426
	2017	693,750	212,500	2,442,569	—	939,284	—	117,549	4,405,652
	2016	525,000	212,500	1,277,467	—	611,394	—	153,301	2,779,662
David S. Black Senior Vice President and Chief Financial Officer	2018	472,500	—	686,548	—	314,926	—	106,298	1,580,272
	2017	435,000	—	637,103	—	392,648	73,478	115,839	1,654,068
	2016	386,250	—	573,371	—	337,358	—	99,584	1,396,563
Joel W. Duling President, BWXT Nuclear Operations Group, Inc.	2018	401,583	—	528,032	—	235,682	—	149,224	1,314,521

Richard W. Loving Senior Vice President, Human Resources	2018	380,000	—	475,342	—	194,826	—	56,311	1,106,479

Thomas E. McCabe Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2018	231,510	—	316,837	—	154,304	—	22,452	725,103
James D. Canafax(7) Former Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2018	193,125	—	792,278	—	—	—	62,922	1,048,325
	2017	507,500	—	796,510	—	458,090	—	124,979	1,887,079
	2016	497,500	—	826,274	—	434,526	—	119,252	1,877,552
Joseph G. Henry(8) Former President, BWXT Nuclear Operations Group, Inc.	2018	242,500	—	580,881	—	138,079	—	48,244	1,009,704
	2017	467,500	—	531,022	—	406,388	—	66,706	1,471,616

(1)	See “Salary” below for a discussion of the amounts reported in this column.

(2)	See "Bonus" below for a discussion of the amounts reported in this column.

(3)	See “Stock and Option Awards” below for a discussion of the amounts included in this column.

(4)	See “Non-Equity Incentive Plan Compensation” below for a discussion of the amounts included in this column.

(5)	See “Change in Pension Value and Nonqualified Deferred Compensation Earnings” below for a discussion of the amounts included in this column.

(6)	See “All Other Compensation” below for a discussion of the 2018 amounts included in this column.

(7)	Mr. Canafax resigned on May 8, 2018, at which time his 2018 stock awards were forfeited.

(8)	Mr. Henry retired on June 30, 2018, at which time his 2018 stock awards were forfeited.
Salary.  Amounts reported in the “Salary” column above include amounts that have been deferred under our qualified and non-qualified deferred compensation plans.
Bonus.  The amounts reported in this column for Mr. Geveden represent a one-time bonus he received in two 50% installments in 2016 and 2017 stemming from joining the Company as our Chief Operating Officer in October 2015. The bonus represents reimbursement for cash he forfeited from his previous employer and was subject to 100% reimbursement to the Company if Mr. Geveden voluntarily left the Company on or prior to the first anniversary of such payment.
Stock and Option Awards.  The amounts reported in the “Stock Awards” and “Option Awards” columns for each Named Executive represent the aggregate grant date fair value of all stock and option awards granted to Named Executives in 2018 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, excluding the effect of estimated forfeitures.

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COMPENSATION OF EXECUTIVE OFFICERS

The amounts reported in the "Stock Awards" column include the grant date fair values of restricted stock units and performance restricted stock units granted to our Named Executives in 2018. The values for performance restricted stock units are based on our Named Executives attaining target performance levels, which we determined was the probable outcome at the time of grant. Assuming maximum performance levels were probable, the grant date fair value of each Named Executive's performance restricted stock unit awards would be as follows: $3,342,186 for Mr. Geveden; $804,522 for Mr. Black; $618,827 for Mr. Duling; $556,967 for Mr. Loving and $371,295 for Mr. McCabe.
For a discussion of the valuation assumptions used in determining the grant date fair value, see Note 9 to our consolidated financial statements  included in our annual report on Form 10-K for the year ended December 31, 2018.
See the “Grants of Plan-Based Awards” table for more information regarding the stock awards granted to our Named Executives in 2018.
Non-Equity Incentive Plan Compensation.  The amounts reported in the “Non-Equity Incentive Plan Compensation” column are attributable to the annual incentive awards earned under our EICP. See the “Grants of Plan-Based Awards” table for more information regarding the annual incentive awards earned in 2018.
Change in Pension Value and Nonqualified Deferred Compensation Earnings.  The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the changes in actuarial present values of the accumulated benefits under defined benefit plans, determined by comparing the prior completed fiscal year end amount to the covered fiscal year end amount. The discount rates applicable to our pension plans are 4.36% and 4.26% for the Qualified Plan and Excess Plan, respectively, at December 31, 2018. The discount rate applicable to our qualified pension plans at December 31, 2017 and December 31, 2016 was 3.71% and 4.12%, respectively. Mr. Black is the only Named Executive who is a participant in these plans, and the change in his actuarial present value was -$184,076 in 2018.
All Other Compensation.    The amounts reported for 2018 in the “All Other Compensation” column are attributable to the following:
ALL OTHER COMPENSATION

	Thrift Plan Contributions	Restoration Plan Contributions	Dividend Equivalents	Vacation Payout	Tax Reimbursement	Perquisites	Total
Mr. Geveden	$16,250	$34,500	$98,947	$—	$—	$18,365	$168,062
Mr. Black	26,621	21,725	31,913	—	—	26,039	106,298
Mr. Duling	19,750	10,127	13,512	—	34,060	71,775	149,224
Mr. Loving	16,500	6,300	14,596	—	—	18,915	56,311
Mr. McCabe	6,945	—	1,616	—	4,010	9,881	22,452
Mr. Canafax	21,107	—	—	41,392	—	423	62,922
Mr. Henry	18,496	—	—	14,423	—	15,325	48,244
Thrift Plan Contributions and Restoration Plan Contributions.  The amounts reported in these columns represent the total amount of matching and service-based contributions made to each Named Executive under our Thrift Plan and our Restoration Plan, respectively. Under our Thrift Plan, we will match 50% of employee’s contributions, up to 6%. Under our Restoration Plan, we will match 50% of the first 6% of employee’s deferral contributions. For information regarding our Thrift Plan and Restoration Plan matching contributions and service-based contributions, see “Compensation Discussion and Analysis – Other Benefits and Practices – Retirement Benefits” above.
Dividend Equivalents.  The amounts listed in this column for each Named Executive represent the value of dividend equivalents credited to their unvested restricted stock unit and performance restricted stock unit awards in 2018. Each dividend equivalent is equal to $0.16 per share of common stock underlying the unvested or deferred restricted stock unit or performance restricted stock units for dividends paid to shareholders of the Company for each quarter of 2018. Dividend equivalents credited to unvested restricted stock units and performance restricted stock units are subject to the same vesting period as the restricted stock units with respect to which the dividend equivalents are paid. Dividend equivalents credited to deferred restricted stock units and performance restricted stock units are subject to the same deferral period as the restricted stock units with respect to which the dividend equivalents are paid.
Vacation Payouts. Messrs. Canafax and Henry received payouts for accrued and unused vacation upon their termination of employment in 2018.

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COMPENSATION OF EXECUTIVE OFFICERS

Tax Reimbursements. The amounts reported reflect tax reimbursements for imputed income related to payments made for relocation expenses incurred by Messrs. Duling and McCabe in 2018. See Perquisites below for additional information.
Perquisites.  In accordance with SEC rules, perquisites and other personal benefits received by a Named Executive are not included if their aggregate value does not exceed $10,000. The perquisites and other personal benefits reported for our Named Executives in 2018 are as follows:

•	The amount reported for Mr. Geveden is attributable to $12,572 for financial planning services, and costs associated with his spouse accompanying him at a Company event.

•	The amount reported for Mr. Black is attributable to $22,500 for a travel allowance, and costs associated with his spouse accompanying him at a Company event.

•
The amount reported for Mr. Duling is attributable to $56,660 in relocation and temporary housing costs, $12,572 for financial planning services, and costs associated with his spouse accompanying him at a Company event.

•	The amount reported for Mr. Loving is attributable to $12,572 for financial planning services, and the costs associated with his spouse accompanying him at a Company event.

•	The amount reported for Mr. McCabe is attributable to $9,250 in relocation and temporary housing costs, and costs associated with his spouse accompanying him at a Company event.

•	The amount reported for Mr. Henry is attributable to $12,572 for financial planning services, and costs associated with his spouse accompanying him at a Company event.
We calculate all perquisites and personal benefits based on the incremental cost we incur to provide such benefits. For financial planning services, we compute incremental cost based on the sum of (1) the actual cost incurred by us for the financial planning service for the applicable Named Executive and (2) a pro-rated portion of the fee our Company pays to the third party firm that provides the financial planning services.

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COMPENSATION OF EXECUTIVE OFFICERS

GRANTS OF PLAN-BASED AWARDS
The following table provides additional information on stock awards and non-equity incentive plan awards made to our Named Executives during the year ended December 31, 2018. No option awards were granted to our Named Executives in 2018.

	Grant Date	Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards; Number of Shares of Stock or Units(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum
Rex D. Geveden	3/2/2018	3/1/2018	$425,000	$850,000	$1,700,000
	3/2/2018	3/1/2018				13,103	26,205	52,410		$1,671,093
	3/2/2018	3/1/2018							18,519	1,180,957

David S. Black	3/2/2018	3/1/2018	153,563	307,125	614,250
	3/2/2018	3/1/2018				3,154	6,308	12,616		402,261
	3/2/2018	3/1/2018							4,458	284,287

Joel W. Duling(5)	3/2/2018	3/1/2018	22,856	45,712	91,424
	3/2/2018	3/1/2018				971	1,941	3,882		123,778
	3/2/2018	3/1/2018							1,371	87,429
	5/3/2018	5/3/2018	97,500	195,000	390,000
	5/9/2018	5/3/2018				1,395	2,789	5,578		185,636
	5/9/2018	5/3/2018							1,971	131,190

Richard W. Loving	3/2/2018	3/1/2018	95,000	190,000	380,000
	3/2/2018	3/1/2018				2,184	4,367	8,734		278,484
	3/2/2018	3/1/2018							3,087	196,858

Thomas E. McCabe(6)	7/23/2018	6/13/2018	75,241	150,482	300,964
	8/9/2018	6/13/2018				1,480	2,959	5,918		185,648
	8/9/2018	6/13/2018							2,091	131,189

James D. Canafax(7)	3/2/2018	3/1/2018	62,766	125,531	251,062
	3/2/2018	3/1/2018				3,640	7,279	14,558		464,182
	3/2/2018	3/1/2018							5,145	328,097

Joseph G. Henry(8)	3/2/2018	3/1/2018	78,813	157,625	315,250
	3/2/2018	3/1/2018				2,669	5,338	10,676		340,404
	3/2/2018	3/1/2018							3,771	240,477

(1)
Amounts shown represent the range of potential payouts under our annual incentive compensation plan. See “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” below for a discussion of the amounts included in this column. The actual amounts paid to our Named Executives are included in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” above.

(2)	See "Estimated Future Payouts Under Equity Incentive Plan Awards" below for a discussion of the amounts included in this column.

(3)	Amounts shown represent shares of our common stock underlying restricted stock units. See “All Other Stock Awards” below for a discussion of the amounts included in this column.

(4)	See "Grant Date Fair Value of Stock Awards" below for a discussion of the amounts included in this column.

(5)
In connection with his promotion to President, Nuclear Operations Group, the Compensation Committee increased Mr. Duling's target non-equity incentive plan award on May 3, 2018 and granted additional stock awards and non-equity incentive plan awards on May 9, 2018. The non-equity incentive plan awards are prorated for before and after such promotion.

(6)	Mr. McCabe received prorated stock awards and was eligible to participate in the EICP on a prorated basis upon joining the Company on July 23, 2018.

(7)	All of the plan-based awards were forfeited upon Mr. Canafax's resignation from the Company on May 8, 2018.

(8)	Mr. Henry was entitled to a prorated non-equity incentive plan award for 2018 pursuant to our ECIP.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards
The amounts shown in this column reflect the threshold, target and maximum pay opportunities for each Named Executive under the EICP for 2018. Generally, EICP payout depends on three principal factors: (1) financial performance, (2) the Named Executive’s target percentage, and (3) the Named Executive’s earnings from base salary. For 2018, the target percentage for each Named Executive was as follows:

44 2019 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

Named Executive	Target Percentage (% of Salary)
Rex D. Geveden	100%
David S. Black	65%
Joel W. Duling	58%
Richard W. Loving	50%
Thomas E. McCabe	65%

The amounts reflected in the “target” column of the “Grants of Plan Based Awards” table represent the value of the payout opportunity under the EICP at target financial performance levels. All threshold, target and maximum amounts reported in the table above assume that our Compensation Committee exercises no discretion over the annual incentive compensation award ultimately paid. See “Compensation Discussion and Analysis — Compensation Analysis and Outcomes — Annual Incentive Compensation” above for more information about the 2018 EICP awards and performance goals.
Estimated Future Payouts Under Equity Incentive Plan Awards
The amounts shown reflect the threshold, target and maximum payout opportunities of performance restricted stock units granted in 2018 under the 2010 Long Term Incentive Plan of BWX Technologies, Inc., as amended and restated July 1, 2015 (the “2010 LTIP”). Each grant represents a right to receive one share of BWXT common stock if performance targets are met. Upon vesting, the performance restricted stock units are settled into shares of BWXT common stock. The amount of performance restricted stock units that vest, if any, is determined based (1) 50% on the average annual ROIC during the three-year performance period and (2) 50% on the Company’s cumulative earnings per share during the same period. We withhold a portion of these shares to satisfy the minimum statutory withholding tax for each Named Executive due on vesting. The amounts shown in the “target” column represent the number of performance shares that will vest, which is 100% of the amount granted, if the target levels of average annual ROIC and cumulative earnings per share are attained. The amounts shown in the “maximum” column represent the number of performance shares that will vest, which is 200% of the amount granted, if the maximum level of average annual ROIC and cumulative earnings per share are attained. The amounts shown in the “threshold” column represent the minimum number of performance shares that will vest, which is 50% of the amount granted, if the threshold level of average annual ROIC and cumulative earnings per share are attained. No amount of performance shares will vest if the levels of both such performance metrics are less than the threshold performance level. See “Compensation Discussion and Analysis — Compensation Analysis — Long-Term Incentive Compensation” above for more information regarding the performance shares.
All Other Stock Awards
The amounts shown reflect 2018 grants of restricted stock units under our 2010 LTIP. Each restricted stock unit represents the right to receive one share of Company common stock and is generally scheduled to vest one-third each year beginning on the first anniversary of the date of grant. Upon vesting, the restricted stock units are settled into shares of Company common stock. We withhold a portion of these shares to satisfy the minimum statutory withholding tax for each Named Executive due on vesting. See “Compensation Discussion and Analysis — Compensation Analysis and Outcomes — Long-Term Incentive Compensation” for more information regarding the restricted stock units.

Grant Date Fair Value of Stock Awards
The amounts included in the “Grant Date Fair Value of Stock Awards” column for each Named Executive represent the full grant date fair values of the equity awards computed in accordance with FASB ASC Topic 718. Under FASB ASC Topic 718, the fair value of equity awards is determined using the closing price of our common stock on the date of grant for restricted stock units. For more information regarding the compensation expense related to 2018 awards, see Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2018. The values for performance restricted stock units are based on our Named Executives attaining target performance levels.
The amounts reported in the “Grant Date Fair Value of Stock Awards” column for restricted stock unit awards do not factor in the value of dividend equivalents credited to each unvested restricted stock unit as a result of dividends on stock declared by the Company in 2018. For more information on the value of dividend equivalents credited to our Named Executives’ unvested restricted stock unit awards, see “All Other Compensation” under the “Summary Compensation Table.”

2019 PROXY STATEMENT 45

COMPENSATION OF EXECUTIVE OFFICERS

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2018
The following Outstanding Equity Awards at Fiscal Year-End table summarizes the equity awards we have made to our Named Executives that were outstanding as of December 31, 2018. Mr. Canafax resigned on May 8, 2018 and had no outstanding equity awards as of December 31, 2018.

		Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Rex D. Geveden
RSU	2/29/2016						5,447	(5)	$208,239
Performance RSU	2/29/2016									23,705	(11)	$906,242
RSU	3/2/2017						14,148	(6)	540,878
Performance RSU	3/2/2017									30,309	(12)	1,158,713
RSU	3/2/2018						18,519	(7)	707,981
Performance RSU	3/2/2018									26,205	(13)	1,001,817

David S. Black
RSU	2/29/2016						2,445	(5)	93,472
Performance RSU	2/29/2016									10,639	(11)	406,729
RSU	3/2/2017						3,690	(6)	141,069
Performance RSU	3/2/2017									7,906	(12)	302,246
RSU	3/2/2018						4,458	(7)	170,429
Performance RSU	3/2/2018									6,308	(13)	241,155

Joel W. Duling
RSU	2/29/2016						1,001	(5)	38,268
Performance RSU	2/29/2016									4,355	(11)	166,492
RSU	3/2/2017						1,230	(6)	47,023
Performance RSU	3/2/2017									2,635	(12)	100,736
RSU	3/2/2018						1,371	(7)	52,413
Performance RSU	3/2/2018									1,941	(13)	74,204
RSU	5/9/2018						1,971	(8)	75,351
Performance RSU	5/9/2018									2,789	(13)	106,623

Richard W. Loving
RSU	8/11/2016						619	(9)	23,664
Performance RSU	8/11/2016									2,692	(11)	102,915
RSU	3/2/2017						2,460	(6)	94,046
Performance RSU	3/2/2017									5,271	(12)	201,510
RSU	3/2/2018						3,087	(7)	118,016
Performance RSU	3/2/2018									4,367	(13)	166,950

Thomas E. McCabe
RSU	8/9/2018						2,091	(10)	79,939
Performance RSU	8/9/2018									2,959	(13)	113,123

Joseph G. Henry
Stock Options	3/2/2015	10,362	(4)	—	23.62	3/2/2025
Performance RSU	2/29/2016									4,355	(11)	166,492
Performance RSU	3/2/2017									1,648	(12)	63,003

46 2019 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

(1)	Number of securities underlying unexercised options and option exercise prices reflect adjustments made to option awards in connection with the spin-off.

(2)	Stock awards shown include restricted stock units ("RSUs") that have time-based vesting and performance shares that vest depending upon the attainment of specified performance goals.

(3)	Market values in this column are based on the closing price of Company common stock as of December 31, 2018 ($38.23), as reported on the New York Stock Exchange.

(4)	Represents stock options that vested in three equal annual installments commencing on the first anniversary of the grant date.

(5)	Represents the final one-third of RSUs granted which vested on March 2, 2019.

(6)
Represents remaining two-thirds of RSUs granted with vesting in one-third increments beginning with the first anniversary of the grant date. An additional one-third (50% of the unvested RSUs shown) vested on March 2, 2019 and the remaining one-third will vest on March 2, 2020.

(7)
Represents 100% of RSUs granted with vesting in one-third increments beginning with the first anniversary of the grant date. One-third of these RSUs vested on March 2, 2019, and the remaining RSUs will vest in equal installments on March 2, 2020 and 2021.

(8)	Represents 100% of RSUs granted and vesting in one-third increments beginning on the first anniversary of the grant date on May 9, 2019, May 9, 2020 and May 9, 2021.

(9)	Represents the final one-third of RSUs granted which will vest on August 11, 2019.

(10)	Represents 100% of RSUs granted and vesting in one-third increments beginning on the first anniversary of the grant date on August 9, 2019, August 9, 2020 and August 9, 2021.

(11)
These performance RSUs represent the right to receive one share of our common stock for each performance RSU that vests. The number and value of performance RSUs that vest depend upon the attainment of specified performance goals. The number and value of performance RSUs reported are based on achieving target performance levels. These performance RSUs vested on March 1, 2019. See 2016 Performance Restricted Stock Awards under Compensation Discussion and Analysis for additional information.

(12)
These performance RSUs represent the right to receive one share of our common stock for each performance RSU that vests. The number and value of performance RSUs that vest depend upon the attainment of specified performance goals. The number and value of performance RSUs reported are based on achieving target performance levels. These performance RSUs are generally scheduled to vest 100% on March 2, 2020. See the "Grants of Plan-Based Awards" table for more information about performance RSUs.

(13)
These performance RSUs represent the right to receive one share of our common stock for each performance RSU that vests. The number and value of performance RSUs that vest depend upon the attainment of specified performance goals. The number and value of performance RSUs reported are based on achieving target performance levels. These performance RSUs are generally scheduled to vest 100% on March 2, 2021. See the "Grants of Plan-Based Awards" table for more information about performance RSUs.

Vesting of Option Awards
Each option represents the right to purchase one share of Company common stock at the exercise price. Options generally expire ten years from the grant date. The stock options are generally scheduled to vest and become exercisable one-third each year beginning one year from the grant date.
The option awards granted in 2015 are subject to an additional accelerated vesting schedule if the Named Executive retires after attaining age 65 or is involuntarily terminated due to a reduction in force prior to the third anniversary of the applicable grant date. If such Named Executive retires or is involuntarily terminated due to a reduction in force after the first anniversary of the grant date but prior to the second anniversary of the grant date, 25% of the then-unvested stock options will vest upon the Named Executive’s retirement or termination. If such Named Executive retires or is involuntarily terminated due to a reduction in force after the second anniversary of the grant date but prior to the third anniversary of the grant date, 50% of the then-unvested stock options will vest upon the Named Executive’s retirement or termination.
In connection with the spin-off, the exercise price and number of shares covered by option awards granted in 2015 were adjusted to preserve the intrinsic value of the original option and the ratio of the exercise price to the fair market value of the stock subject to the option.

Vesting of Restricted Stock Units and Performance Restricted Stock Units
Except as noted below, restricted stock units generally vest one-third each year. The Company granted performance restricted stock units that represented the right to receive one share of Company common stock for each performance restricted stock unit that would vest. The number and value of performance restricted stock units that would vest depend upon the attainment of specified performance goals. Performance restricted stock units are generally scheduled to cliff vest three years after the grant date and achievement of the specified performance goals. As a result of the spin-off, unvested performance restricted stock units were converted into (1) adjusted Company restricted stock units with time-based vesting and (2) a corresponding Babcock & Wilcox Enterprises, Inc. ("BWE") award subject to the same vesting schedule as the Company awards, but covering half as many BWE shares as reflected in the table above, which, when combined, generally preserved the value of the original award (assuming achievement of target performance goals). Except as noted below, these restricted stock units generally vest fully at the end of a three-year period and are not tied to performance conditions or the attainment of specified performance goals.
In connection with the spin-off, restricted stock units granted in 2015 prior to the spin-off to Named Executives who remained officers of the Company were adjusted to generally preserve the value of the original award.

2019 PROXY STATEMENT 47

COMPENSATION OF EXECUTIVE OFFICERS

OPTION EXERCISES AND STOCK VESTED IN 2018
The following Option Exercises and Stock Vested table provides additional information about the value realized by our Named Executives on the exercise of option awards and vesting of BWXT stock awards during the year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Rex D. Geveden	—	—	19,237	$1,114,920
David S. Black	17,427	$688,819	13,303	842,557
Joel W. Duling	4,146	180,460	4,663	297,149
Richard W. Loving	—	—	1,849	117,094
Thomas E. McCabe	—	—	—	—
James D. Canafax	20,726	906,763	21,070	1,342,894
Joseph G. Henry	—	—	11,159	711,189

Stock Awards.    For each Named Executive, the amounts reported in the number of shares acquired on vesting column in the table above represent the aggregate number of shares of our common stock acquired by the Named Executive in connection with restricted stock units awarded under our 2010 LTIP that vested in 2018. The amounts reported in the value realized on vesting column were calculated by multiplying the number of shares acquired on the date of vesting by the closing price of our common stock on the date of vesting.
The number of shares acquired in connection with the vesting of restricted stock units includes shares withheld by us in the amounts and for the Named Executives reported below to satisfy the minimum statutory withholding tax due on vesting as set forth below for each Named Executive.

Name	Shares Withheld on Vesting of Restricted Stock and Restricted Stock Units
Rex D. Geveden	6,794
David S. Black	4,566
Joel W. Duling	1,186
Richard W. Loving	611
Thomas E. McCabe	—
James D. Canafax	7,146
Joseph G. Henry	3,385

48 2019 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

PENSION BENEFITS FOR 2018
The following Pension Benefits table shows the present value of accumulated benefits payable to each of our Named Executives under our qualified and nonqualified pension plans.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2018
Mr. Geveden	N/A	N/A	N/A	N/A
Mr. Black	BWXT Governmental Operations Qualified Retirement Plan	24.417	$1,185,687	—
	BWXT Governmental Operations Excess Plan	24.417	632,164	—
Mr. Duling	N/A	N/A	N/A	N/A
Mr. Loving	N/A	N/A	N/A	N/A
Mr. McCabe	N/A	N/A	N/A	N/A
Mr. Canafax	N/A	N/A	N/A	N/A
Mr. Henry	N/A	N/A	N/A	N/A

Overview of Qualified Plan.  We maintain retirement plans that are funded by trusts and cover certain eligible regular full-time employees, described below in the section entitled “Participation and Eligibility.” Mr. Black participates in the Retirement Plan for Employees of BWXT Governmental Operations (the “Qualified Plan”) for the benefit of eligible employees of the Company and our Nuclear Operations and Technical Services segments.
Due to their date of employment, Messrs. Geveden, Duling, Loving, McCabe, Canafax and Henry were not eligible to participate in our defined benefit plans. For more information on our retirement plans, see “Compensation Discussion and Analysis — Other Benefits and Practices — Retirement Benefits.”
Participation and Eligibility.    Generally, salaried employees over the age of 21 years, who were hired before April 1, 2001, participate in the retirement plans.

•
For salaried participants hired before April 1, 2001, benefit accruals were frozen as of December 31, 2015. Beginning January 1, 2016, affected employees received a service-based cash contribution to their Thrift Plan account.

•
For salaried participants hired on or after April 1, 2001, benefit accruals were frozen as of March 31, 2006, subject to cost of living adjustments. Beginning January 1, 2016, the cost of living adjustments were discontinued. Affected employees receive a service-based cash contribution to their Thrift Plan account.

Benefits.  For eligible Named Executives, benefits under the Qualified Plan are based on years of credited service and final average cash compensation (including bonuses). The present value of accumulated benefits reflected in the Pension Benefit table above is based on a 4.36% and 4.26% discount rate for the Qualified Plan and Excess Plan, respectively, at December 31, 2018. The discount rate applicable to our qualified pension plans at December 31, 2017 and December 31, 2016 was 3.71% and 4.21%, respectively. Reductions in the discount rate, among other factors, result in an increase in the present value of the pension benefits.
Retirement and Early Retirement.  Under the Qualified Plan, normal retirement is age 65. The normal form of payment is a single-life annuity or a 50% joint and survivor annuity, depending on the employee’s marital status when payments are scheduled to begin. Early retirement eligibility and benefits under the Qualified Plan depends on the employee’s date of hire. Employees hired before April 1, 1998, including Mr. Black, are eligible for early retirement if the employee has completed at least 15 years of credited service and attained the age of 50. Early retirement benefits are based on the same formula as normal retirement, but the pension benefit is not reduced to reflect early commencement of payment if the sum of the employee’s age and years of service equals 75 or greater at the date benefits commence; otherwise the pension benefit is reduced by 4% times the difference between 75 and the participant’s age plus service.
Overview of Nonqualified Plans.  To the extent benefits payable under our qualified plans are limited by Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by our applicable subsidiaries under the terms of unfunded excess benefit plans (the “Excess Plans”) maintained by them. Mr. Black participates in the Excess Plan for certain employees of BWXT Governmental Operations.

2019 PROXY STATEMENT 49

COMPENSATION OF EXECUTIVE OFFICERS

NONQUALIFIED DEFERRED COMPENSATION IN 2018
The following Nonqualified Deferred Compensation table summarizes our Named Executives’ compensation under our nonqualified defined contribution plans.

Name	Plan Name	Executive Contributions in 2018	Registrant Contributions in 2018	Aggregate Earnings (loss) in 2018	Aggregate Withdrawls/Distributions	Aggregate Balance at 12/31/18
Mr. Geveden	SERP	—	—	—	—	—
	Restoration Plan	$34,500	$34,500	$(10,834)	—	$148,356
Mr. Black	SERP	—	—	(53,421)	—	420,259
	Restoration Plan	11,850	21,725	(8,868)	—	122,328
Mr. Duling	SERP	—	—	—	—	—
	Restoration Plan	7,595	10,127	(1,758)	—	23,885
Mr. Loving	SERP	—	—	—	—	—
	Restoration Plan	6,300	6,300	(813)	—	20,753
Mr. McCabe	SERP	—	—	—	—	—
	Restoration Plan	—	—	—	—	—
Mr. Canafax	SERP	—	—	6,720	$194,029	—
	Restoration Plan	—	—	(7,400)	122,262	112,200
Mr. Henry	SERP	—	—	—	—	—
	Restoration Plan	—	—	(18,261)	—	271,009

SERP.  Our SERP is an unfunded, nonqualified defined contribution plan through which we provide annual contributions to a participant’s notional account, which we refer to as a participant’s company account. Participants include officers selected by our Compensation Committee. Benefits under our SERP are based on the participating Named Executive’s vested percentage in his notional account balance at the time of distribution. A Named Executive generally vests in his company SERP account 20% for each year of participation in their respective company account, subject to accelerated vesting for death, disability, termination by the Company without cause, retirement or on a change in control.
For 2018, participants could elect to defer the payment of certain compensation earned from us. Under our SERP, any amounts deferred by a participant are maintained in a notional account separate from the account into which we make annual contributions. We refer to this separate account as a participant’s deferral account. Participants are 100% vested in their deferral accounts at all times.
Restoration Plan.  Our Restoration Plan is an unfunded, nonqualified defined contribution plan through which we provide annual contributions to each participant’s notional accounts, which we refer to as a participant’s company matching account and company service-based account. Participants include our Named Executives and other employees of our Company whose base salary exceeds certain compensation limits imposed by the Internal Revenue Code. Benefits under our Restoration Plan are based on a participant’s vested percentage in his or her notional account balance at the time of distribution. Each participant generally vests 100% in his or her company matching account and company service-based account upon completing three years of service with our Company, subject to accelerated vesting for death, disability, termination by the Company without cause, retirement or on a change in control.
Participants in our Restoration Plan may elect to defer the payment of certain compensation earned from us that is in excess of limits imposed by the Internal Revenue Code. As with our SERP, any amounts deferred by a participant in the Restoration Plan are reflected in a notional deferral account that is separate from the participant’s company matching and service-based accounts. Participants are 100% vested in their deferral accounts at all times.
Executive Contributions in 2018.  Under our SERP, an officer selected by our Compensation Committee may elect to defer up to 50% of his or her annual salary and/or up to 100% of any bonus earned in any plan year and a member of the Board may elect to defer up to 100% of his or her retainers earned in any plan year. Although participants were permitted to contribute all or a portion of their 2018 EICP bonuses to their SERP accounts, the amounts reported in this table as “Executive Contributions in 2018" do not include any contributions of any 2018 EICP awards because EICP awards earned in 2018 are not paid until 2019. There were no contributions to the SERP by Named Executives in 2018.

50 2019 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

All of our Named Executives, except Messrs. McCabe, Canafax and Henry, contributed to their Restoration Plan deferral accounts in 2018. Our Restoration Plan allows participants to defer a percentage of their base salary in excess of the Internal Revenue Code Section 401(a)(17) compensation limit, and receive company matching contributions with respect to those deferrals.
Registrant Contributions in 2018.  Our Company no longer makes company contributions to our Named Executives' SERP accounts. Under our Restoration Plan, our Company makes notional matching and service-based contributions to eligible participants’ company matching account and serviced-based account, respectively. Any Restoration Plan participants who have elected to make deferral contributions under our Restoration Plan are credited with a company matching contribution equal to 50% of the first 6% of their deferral contribution. For each participant in our Restoration Plan who is not eligible to participate in our pension plans, we also make a cash service-based contribution to the participant’s company service-based account. The amount of this service-based contribution is based on a percentage of the participant’s eligible compensation in excess of the Internal Revenue Code limit and ranges between 3% and 8%, depending on the participant’s years of service. This service-based contribution is made regardless of whether the participant has elected to make deferral contributions under our Restoration Plan. All 2018 company contributions are included in the “Summary Compensation Table” above as “All Other Compensation.”
Aggregate Earnings in 2018.  The amounts reported in this column for our SERP and Restoration Plan represent hypothetical amounts of earnings or losses and dividends credited during 2018 on all accounts for each Named Executive under our SERP and Restoration Plan. Under our SERP and Restoration Plan, each participant elects to have his notional accounts hypothetically invested in one or more of the investment funds designated by our Compensation Committee. Each participant’s notional accounts are credited and debited to reflect gains and losses on the hypothetical investments. These gains and losses are not reported as compensation in the Summary Compensation Table.
Aggregate Withdrawals/Distributions in 2018.  The amounts reported in this column for our SERP and Restoration Plan represent amounts Named Executives withdrew from their respective accounts or converted into a different retirement account. There were no withdrawals made by the Named Executives in 2018, except for Mr. Canafax who received distributions following his resignation from the Company as set forth in the table.
Aggregate Balance at December 31, 2018.    The aggregate balance of a participating Named Executive’s notional SERP account consists of contributions made by us to the Named Executive’s company account, deferrals by the Named Executive to his deferral account, hypothetical credited gains or losses on those accounts and any aggregate withdrawals or distributions from the SERP account. The aggregate balance of a participating Named Executive’s notional Restoration Plan account consists of contributions made by us to the Named Executive’s company matching account and company service-based account, deferrals by the officer to his deferral account, hypothetical gains or losses on those accounts and any aggregate withdrawals or distributions from the Restoration Plan. The balances shown represent the accumulated account values (including gains and losses) for each Named Executive as of December 31, 2018. Messrs. Black and Canafax were each 100% vested in their SERP balance shown above. Messrs. Geveden, Black, Duling, Canafax and Henry were each 100% vested in their Restoration Plan balance shown above.
The SERP and Restoration Plan balances include contributions from previous years, which have been reported as compensation to the Named Executives in the Summary Compensation Table for those years – to the extent a Named Executive was included in the Summary Compensation Table during those years. Messrs. Duling, Loving and McCabe were not Named Executives prior to this year. The aggregate balances for the SERP and Restoration Plan for each Named Executive in the prior years are as follows:

2019 PROXY STATEMENT 51

COMPENSATION OF EXECUTIVE OFFICERS

Named Executive	Year	Restoration Plan	SERP
Mr. Geveden	2017	$89,412	N/A
	2016	31,490	N/A
	2015	N/A	N/A
Mr. Black	2017	95,163	$442,899
	2016	56,288	368,694
	2015	33,255	349,562
Mr. Duling	2017	N/A	N/A
Mr. Loving	2017	N/A	N/A
Mr. McCabe	2017	N/A	N/A
Mr. Canafax	2017	237,987	187,168
	2016	165,761	149,485
	2015	122,148	135,004
Mr. Henry	2017	281,205	N/A
	2016	N/A	N/A
Deferred Stock Under 2010 LTIP.    Under the terms of our 2010 LTIP, our Compensation Committee has the discretion to permit selected participants to defer all or a portion of their stock awards. Participants, including our Named Executives, were permitted to make deferral elections on their 2018 restricted stock unit awards and performance restricted stock unit awards. None of the Named Executives elected to defer stock awards in 2018.

52 2019 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following tables show estimated, potential payments to our Named Executives under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios under which a payment would be due in the event of a change in control or termination of employment of our Named Executives, assuming a December 31, 2018 termination date. Where applicable, the amounts listed below use the closing price of our common stock of $38.23 as reported on the NYSE on December 31, 2018, the last trading day in our fiscal year 2018. These tables do not reflect amounts that would be payable to the Named Executives pursuant to benefits or awards that are already vested.
Except as otherwise indicated, amounts reported in the below tables for stock options and restricted stock units represent the value of unvested and accelerated shares or units, as applicable, calculated:

•	for stock options: by multiplying the number of accelerated options by the difference between the exercise price and $38.23 (the closing price of our common stock on December 31, 2018); and

•	for restricted stock units and performance restricted stock units: by multiplying the number of accelerated shares or units by $38.23 (the closing price of our common stock on December 31, 2018).

ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON INVOLUNTARY TERMINATION WITHOUT CAUSE
The following table shows the estimated value of payments and other benefits due the Named Executives assuming their involuntary termination without cause as of December 31, 2018, pursuant to the BWX Technologies, Inc. Executive Severance Plan, as amended and restated July 1, 2015 (the “Executive Severance Plan”). In the event of a Named Executive’s termination with cause, none of these payments and other benefits would be due.

	Mr. Geveden	Mr. Black	Mr. Duling	Mr. Loving	Mr. McCabe
Severance Payments	$900,000	$480,000	$450,000	$390,000	$525,000
Benefits Payments	10,042	14,526	14,830	10,538	14,654
EICP	—	—	—	—	—
Financial Planning	12,650	12,650	12,650	12,650	12,650
Outplacement Services	15,000	15,000	15,000	15,000	15,000
Supplemental Executive Retirement Plan (SERP)	—	—	—	—	—
Restoration Plan	—	—	—	10,377	—
Stock Options (unvested and accelerated)	—	—	—	—	—
Restricted Stock Units (unvested and accelerated)	239,358	82,042	30,928	35,363	—
Performance Restricted Stock Units (unvested and accelerated)	742,847	278,964	108,459	101,845	—
Total	$1,919,897	$883,182	$631,867	$575,773	$567,304
Severance Payments. The severance payments reported for each Named Executive represent lump-sum cash payments equal to 52 weeks base salary as in effect on the date of termination under the Executive Severance Plan. Through this plan, eligible employees are entitled to receive specified severance benefits, including the severance payment reported, in the event their employment is terminated by their employer for reasons other than “cause.” Under the Executive Severance Plan, “cause” means:

•
the willful and continued failure of a participant to perform substantially his or her duties (occasioned by reason other than physical or mental illness or disability) after a written demand for substantial performance is delivered to the participant by the Compensation Committee or the Chief Executive Officer, which specifically identifies the manner in which the Compensation Committee or the Chief Executive Officer believes that the participant has not substantially performed his or her duties, after which the participant will have 30 days to defend or remedy such failure to substantially perform his or her duties;

•	the willful engaging by a participant in illegal conduct or gross misconduct, which is materially and demonstrably injurious to the Company; or

•	the conviction of a participant with no further possibility of appeal, or plea of nolo contendere by the participant to, any felony or crime of falsehood.
Generally, employees of the Company and certain of the Company’s subsidiaries who have been elected to the office of vice president or president are eligible to participate in the Executive Severance Plan. Receipt of

2019 PROXY STATEMENT 53

COMPENSATION OF EXECUTIVE OFFICERS

severance benefits under the Executive Severance Plan is subject to the employee executing a general release of claims and agreeing to certain non-compete, nondisclosure and other restrictive covenants, and the employee’s submission of a written claim for benefits.
Benefit Payments. Upon a termination by the Company for any reason other than cause under the Executive Severance Plan, each Named Executive would also be entitled to a lump-sum payment equal to nine months of COBRA premiums for the medical, dental and/or vision benefits in effect for the applicable Named Executive and his or her qualified beneficiaries as of the date of termination. This payment is subject to the same conditions described above for severance payments under the Executive Severance Plan. The amounts reported were determined by multiplying the annual cost of 2018 medical, dental and/or vision benefits for the Named Executive and his or her qualified beneficiaries by 102%. The Executive Severance Plan also provides for extended availability of COBRA coverage from 18 to 24 months.
Outplacement Services. Each Named Executive would be entitled to 12 months of employer-paid outplacement services under the Executive Severance Plan following his termination by the Company for reasons other than cause. The amounts reported represent the per person cost the Company would incur to engage a third-party service provider for 12 months of executive outplacement services.
EICP.  The Company does not make any payments under the EICP to participants who have involuntarily terminated without cause, except participants who have an accrued pension benefit. For those participants, it has been the Company’s practice to pay the prorated amount of an EICP award that would have been earned during the year in which the employee is involuntarily terminated without cause, contingent on the participant executing a general release of claims.
Financial Planning.  Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive is entitled to financial planning benefits for one year following his termination without cause, among other events, so long as the agreement has not been earlier terminated. The amounts reported in this column represent the fee that the Company would be required to pay for the applicable Named Executive to receive such benefits.
SERP.  Under the terms of the Company’s SERP, an executive’s Company account becomes fully vested on, among other events, the date of the executive’s termination by the Company for any reason other than cause.
Restoration Plan.  Under the Company’s Restoration Plan, an executive’s Company matching account and Company service-based account becomes fully vested on, among other events, the date of the executive’s termination by the Company for any reason other than cause. “Cause” has substantially the same meaning under the Restoration Plan as it does under the Executive Severance Plan.
Equity Awards.  Generally for all Named Executives, the Company’s stock and option awards provide for accelerated vesting of at least a part of an executive’s outstanding options, shares or units under an involuntary termination without cause. The amount that is accelerated generally depends on whether the termination occurred during the second or third year of the award. For options and most restricted stock unit awards, 25% of the unvested award vests or remains eligible to vest if termination occurs during the second year of the award and 50% of the unvested award vests or remains eligible to vest if termination occurs during the third year of the award. In the event performance awards remain eligible to vest, the number of performance awards that will vest at the end of the three-year vest term are determined by multiplying (i) the total number of performance shares that would have vested based on actual performance had the applicable Named Executive been employed at the end of the vest term by (ii) the applicable percentage discussed above. The value for performance awards included in the table above are based on the target number of shares.

ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON VOLUNTARY TERMINATION
The Company generally does not make payments to Named Executives for voluntary termination of employment, except where a Named Executive is eligible for retirement as of the date of termination. As of December 31, 2018, no Named Executive was eligible for retirement as defined pursuant to each plan described below.
Financial Planning.  Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive would be entitled to financial planning benefits for one year following his or her retirement, so long as the agreement has not been earlier terminated.
SERP. Under the terms of the Company’s SERP, an executive’s company account becomes fully vested on, among other events, the date of the executive’s retirement. For purposes of SERP, retirement is defined as separation from service with us on or after the first day of the calendar month coincident with or following the executive’s attainment of the age of 65.

54 2019 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

Restoration Plan.  Under the terms of the Company’s Restoration Plan, an executive’s Company matching account and Company service-based account become fully vested on, among other events, the date of the executive’s retirement. Retirement has substantially the same meaning under the Restoration Plan as it does under the SERP.
Equity Awards.  Except as discussed below, the equity awards for the Named Executives do not provide for accelerated vesting upon a voluntary termination of employment. Most awards, however, provide for accelerated vesting either on retirement or on becoming eligible for retirement. Generally, the terms of the Company’s stock and option award grants define retirement as a voluntary termination of employment after attaining age 65. The Company’s Compensation Committee may also exercise its discretion to provide for accelerated vesting in the event of a Named Executive’s voluntary termination.
Generally, the terms of the Company’s stock and option award grants define retirement as a voluntary termination of employment after attaining age 65. Under this definition, none of the Named Executive who was employed with us on December 31, 2018 was eligible for retirement.
The vesting associated with retirement varies by award type, as follows:

•
Stock Options: 25% of then-unvested options will become vested in the event a Named Executive retires during the second year of an award’s three-year vesting period, and 50% will become vested if the retirement occurs during the third year.

•
Eligible Restricted Stock Units: 25% of then-outstanding units will become vested when the Named Executive first becomes eligible for retirement during the second year of the three-year vesting period and 50% when the Named Executive first becomes eligible for retirement during the third year.

•
Eligible Performance Awards: 25% of the performance awards will remain eligible for vesting in the event an eligible Named Executive retires during the second year of an award’s three-year vest term. 50% of the performance awards will remain eligible for vesting in the event an eligible Named Executive retires during the third year of the award’s three-year vest term but before the third anniversary of the grant date. In such event, the number of performance awards that will vest at the end of the three-year vest term are determined by multiplying (1) the total number of performance shares that would have vested based on actual performance had the applicable Named Executive been employed at the end of the vest term by (2) the applicable percentage discussed above.

ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON TERMINATION DUE TO DEATH OR DISABILITY
The following table shows the value of payments and other benefits due to the Named Executives assuming the termination of their employment by reason of death or disability as of December 31, 2018.

	Mr. Geveden	Mr. Black	Mr. Duling	Mr. Loving	Mr. McCabe
Severance Payments(1)	$900,000	$480,000	$450,000	$390,000	$525,000
Benefit Payments(1)	10,042	14,526	14,830	10,538	14,654
EICP	—	—	—	—	—
Outplacement Services(1)	15,000	15,000	15,000	15,000	15,000
Financial Planning	12,650	12,650	12,650	12,650	12,650
Restoration Plan	—	—	—	10,377	—
Stock Options (unvested and accelerated)	—	—	—	—	—
Restricted Stock Units (unvested and accelerated)	1,457,098	404,970	213,056	235,726	79,939
Performance Restricted Stock Units (unvested and accelerated)	3,066,772	950,130	448,056	471,376	113,123
SERP	—	—	—	—	—
Total	$5,461,562	$1,877,276	$1,153,592	$1,145,667	$760,366

(1)	These benefits would not be payable in the event of a Named Executive’s death.
Severance Payments.  The severance payments reported for each Named Executive represent lump-sum cash payments equal to 52 weeks base salary as in effect on the date of termination. Through the Executive Severance Plan, eligible employees are entitled to receive specified severance benefits, including the severance payment reported, in the event their employment is terminated due to a termination by the Company by reason of a Named Executive being unable to perform his duties due to their physical or mental illness or disability. The Executive Severance Plan generally provides for benefits in the event a Named Executive is terminated by the Company for

2019 PROXY STATEMENT 55

COMPENSATION OF EXECUTIVE OFFICERS

reasons other than “cause.” “Cause” is defined to exclude instances where an eligible employee is unable to perform his duties by reason of his physical or mental illness or disability.
Benefit Payments.  Upon a termination by the Company for any reason other than cause under the Executive Severance Plan, each Named Executive would be entitled to a lump-sum payment equal to nine months of COBRA premiums for the medical, dental and/or vision benefits in effect for the Named Executive and his qualified beneficiaries as of the date of termination. The amounts reported were determined by multiplying the monthly cost of 2018 medical, dental and/or vision benefits for the Named Executive and his qualified beneficiaries by 102%, and then multiplying the product by nine. The Executive Severance Plan also provides for extended availability of COBRA coverage from 18 to 24 months.
Financial Planning. Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive is entitled to financial planning benefits for one year following his termination without cause, among other events, so long as the agreement has not been earlier terminated. The amounts reported in this column represent the fee that the Company would be required to pay for the applicable Named Executive to receive such benefits.
Outplacement Services.  Each Named Executive would be entitled to 12 months of employer-paid outplacement services under the Executive Severance Plan following his termination by the Company for reasons other than cause. The amounts reported represent the per-person cost the Company would incur to engage a third-party service provider for 12 months of executive outplacement services.
Restoration Plan.  Under the Restoration Plan, an executive’s Company matching account and Company service-based account become fully vested on, among other events, the date of the executive’s death or disability.
Equity Awards.  Under the terms of the awards outstanding for each Named Executive as of December 31, 2018, all unvested stock awards become vested and all unvested option awards become vested and exercisable in the event the applicable Named Executive’s employment terminates by reason of his death or disability.
SERP. Under the terms of the Company’s SERP, an executive’s Company account becomes fully vested on, among other events, the date of the executive’s death or disability.

ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON CHANGE IN CONTROL
The following table shows the estimated value of payments and other benefits due the Named Executives assuming a change in control and termination as of December 31, 2018.

	Mr. Geveden	Mr. Black	Mr. Duling	Mr. Loving	Mr. McCabe
Severance Payments	$5,382,000	$1,584,000	$1,485,000	$1,170,000	$1,732,500
EICP	900,000	312,000	292,500	190,000	341,250
Financial Planning	12,650	12,650	12,650	12,650	12,650
Restoration Plan	—	—	—	10,377	—
Benefit Payments	40,168	58,103	59,319	42,151	58,617
Stock Options (unvested and accelerated)	—	—	—	—	—
Restricted Stock Units (unvested and accelerated)	1,457,098	404,970	213,056	235,726	79,939
Performance Restricted Stock Units (unvested and accelerated)	3,066,772	950,130	448,056	471,376	113,123
Total	$10,858,688	$3,321,853	$2,510,581	$2,132,280	$2,338,079
The Company has change-in-control agreements with various officers. Generally, under the Company’s change-in-control agreements, if a Named Executive is terminated within 30 months following a change in control either (1) by the Company for any reason other than cause or death or disability; or (2) by the Named Executive for good reason, the Named Executive is entitled to receive:

•	accelerated vesting in the executive’s SERP and Restoration Plan account;

•	accelerated vesting in any outstanding equity awards;

•	a cash severance payment;

•	a prorated target EICP payment;

•	payment of the prior year’s EICP payment, if unpaid at termination; and

•	a cash payment for health benefits coverage.

56 2019 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

In addition to these payments, the Named Executive would be entitled to various accrued benefits earned through the date of termination, such as earned but unpaid salary and earned but unused vacation and reimbursements.
Under the Company’s change-in-control agreements, a “change in control” will be deemed to have occurred on the occurrence of any of the following:

•
Any person, other than an ERISA-regulated pension plan established by the Company or its affiliates makes an acquisition of outstanding voting stock and is, immediately thereafter, the beneficial owner of 30% or more of the then outstanding voting stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the incumbent directors; or any group is formed that is the beneficial owner of 30% or more of the outstanding voting stock (other than a group formation for the purpose of making an acquisition directly from the Company and approved (prior to such group formation) by a majority of the incumbent directors);

•	individuals who are incumbent directors cease for any reason to constitute a majority of the members of the board of directors;

•
consummation of a business combination unless, immediately following such business combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding voting stock immediately before such business combination beneficially own, directly or indirectly, more than 51% of the then outstanding shares of voting stock of the parent corporation resulting from such business combination in substantially the same relative proportions as their ownership, immediately before such business combination, of the outstanding voting stock, (2) if the business combination involves the issuance or payment by the Company of consideration to another entity or its stockholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such business combination by a majority of the incumbent directors) does not exceed 50% of the sum of the fair market value of the outstanding voting stock plus the principal amount of the Company’s consolidated long-term debt (in each case, determined immediately before such consummation by a majority of the incumbent directors), (3) no person (other than any corporation resulting from such business combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such business combination and (4) a majority of the members of the board of directors of the parent corporation resulting from such business combination were incumbent directors of the Company immediately before consummation of such business combination; or

•
consummation of a major asset disposition unless, immediately following such major asset disposition, (1) individuals and entities that were beneficial owners of the outstanding voting stock immediately before such major asset disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (2) a majority of the members of the board of directors (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were incumbent directors of the Company immediately before consummation of such major asset disposition.

Severance Payment.  The severance payment that would be made to each Named Executive, with the exception of Mr. Geveden, in connection with a change in control is a cash payment equal to two times the sum of (1) the executive’s annual base salary prior to termination and (2) the same annual base salary multiplied by the executive’s target annual incentive compensation percentage for the year in which the termination occurs. The severance payment made to Mr. Geveden in connection with a change in control is a cash payment equal to 2.99 times the sum of (1) his annual base salary prior to termination and (2) the same annual base salary multiplied by his target EICP percentage for the year in which the termination occurs. Assuming a termination as of December 31, 2018, the severance payment under a change in control would have been calculated based on the following:

•	Mr. Geveden: $900,000 base salary and $900,000 target annual incentive compensation (100% of his annual base salary);

•	Mr. Black: $480,000 base salary and $312,000 target annual incentive compensation (65% of his annual base salary);

•	Mr. Duling: $450,000 base salary and $292,500 target annual incentive compensation (65% of his annual base salary);

2019 PROXY STATEMENT 57

COMPENSATION OF EXECUTIVE OFFICERS

•	Mr. Loving: $380,000 base salary and $190,000 target annual incentive compensation (50% of his annual base salary); and

•	Mr. McCabe: $525,000 base salary and $341,250 target annual incentive compensation (65% of his annual base salary).
EICP Payment.  Depending on the timing of the termination relative to the payment of an EICP award, the applicable executive could receive up to two EICP payments in connection with termination resulting from a change in control, as follows:

•
If an EICP award for the year prior to termination is paid to other EICP participants after the date of the executive’s termination, the executive would be entitled to receive the actual amount of the award determined under the EICP for such prior year (without the exercise of any downward discretion). The 2017 EICP awards were paid before December 31, 2018. As a result, no payment would have been due to the Named Executives in this respect.

•
The executive would be entitled to a prorated target EICP payment equal to the product of the Named Executive’s annual base salary and EICP target percentage, with the product prorated based on the number of days the Named Executive was employed during the year in which the termination occurs. Based on a December 31, 2018 termination, each Named Executive would have been entitled to an EICP payment equal to 100% of his 2018 target EICP, as in effect immediately prior to the date of termination.

Financial Planning.  Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive is entitled to financial planning benefits for one year following a change in control, so long as the agreement has not been earlier terminated. The amounts reported in this column represent the fee that would be required to be paid for each such Named Executive to receive such benefits. “Change of Control” is not defined under the agreement.
Restoration Plan.  Under the Company’s Restoration Plan, an executive’s Company matching account and Company service-based account become fully vested on, among other events, the date a change in control occurs. Messrs. Geveden, Black and Duling were each 100% vested in their respective Company matching accounts and Company service-based accounts as of December 31, 2018. “Change in Control” has a substantially similar meaning under the Company’s Restoration Plan as it does under the Company’s change-in-control agreements, except that a participant in the Company’s Restoration Plan is excluded from accelerated vesting if the participant is part of a purchasing group that consummates a transaction that qualifies as a change of control under the Restoration Plan.
Benefit Payments.  The amounts reported represent three times the full annual cost of coverage for medical, dental and vision benefits provided to the Named Executive and their covered dependents for the year ended December 31, 2018.
Tax Reimbursements.  The agreements do not provide any tax reimbursement on the benefits. Instead, the agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to a Named Executive to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the Named Executive retaining a larger after-tax amount.
Equity Awards. Under the terms of the awards outstanding, all unvested stock and option awards would become vested on a change in control, regardless of whether there is a subsequent termination of employment. Under the Company’s 2010 LTIP, a “change in control” occurs under the same circumstances described above with respect to the Company’s change-in-control agreements.

58 2019 PROXY STATEMENT

CEO PAY RATIO

CEO PAY RATIO
We are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Mr. Rex D. Geveden, our President and Chief Executive Officer (our “CEO”), as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. For 2018, we determined that the median of the annual total compensation of our employees, other than our CEO, was $90,875 and the annual total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $4,723,426. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual compensation of all employees in 2018 was 52 to 1.
The Securities and Exchange Commission rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. Accordingly, our 2018 CEO pay ratio is calculated utilizing the same median employee identified in 2017. In determining that it was still appropriate to utilize our 2017 median employee for this disclosure, we considered the changes to our employee population and compensation programs during 2018 not to be significant, as well as the lack of any material change in the median employee’s job description and compensation during 2018.
The pay ratio provided is a reasonable estimate as of December 31, 2018 calculated in a manner consistent with Item 402(u) of Regulation S-K. The data used to calculate the pay ratio are specific to our Company and our employee population. As a result, our pay ratio may not be comparable to the pay ratios of other companies. We had approximately 6,100 employees as of December 31, 2017 located in the U.S. and Canada. To identify the median employee from our employee population, we compared the amount of salary, wages, non-cash earnings, and employer thrift and 401(k) contributions of our employees as reflected in our payroll records for 2017. We combined all of the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual compensation for the median employee of $90,875. We used the annual total compensation of our CEO as reported in the “Total” column of our Summary Compensation Table of this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	571,445	$23.44	3,613,215

2019 PROXY STATEMENT 59

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the number of shares of our common stock beneficially owned as of March 20, 2019 (unless noted otherwise) by each director or nominee as a director, each Named Executive and all our directors and executive officers as a group, including shares that those persons have the right to acquire within 60 days on the vesting of restricted stock units or the exercise of stock options.

Name	Shares Beneficially Owned	Shares Deferred(1)
Jan A. Bertsch(2)	11,733	9,849
David S. Black(3)	88,148	—
Gerhard F. Burbach(4)	1,443	—
Joel W. Duling(5)	18,815	—
John A. Fees(6)	138,491	28,264
Rex D. Geveden	67,784	—
James M. Jaska(4)	6,670	—
Jason S. Kerr(7)	8,506	—
Kenneth J. Krieg(4)	6,670	—
Robb A. LeMasters(4)	13,087	—
Richard W. Loving(8)	12,010	—
Thomas E. McCabe	—	—
Adm. Richard W. Mies(9)	9,907	30,585
Robert L. Nardelli(4)	17,863	—
Barbara A. Niland	6,560	—
Charles W. Pryor, Jr.(10)	12,921	—
All directors and executive officers as a group (16 persons)(11)	420,608	68,698

(1)
Amounts reported in the “Shares Deferred” column represent shares of common stock underlying vested restricted stock units that our directors have elected to defer under our 2010 LTIP, but which are not considered beneficially owned under applicable Securities and Exchange Commission rules, as well as accrued dividend equivalents paid in shares on deferred restricted stock units. See “Director Compensation – Stock Awards” and “Deferred Stock Under 2010 LTIP” under the “Non-Qualified Deferred Compensation” table for additional information on the deferral of stock awards.

(2)
Shares beneficially owned by Ms. Bertsch represent shares of common stock underlying vested restricted stock units granted in 2016 and after and accrued dividend equivalents paid in shares that she elected to defer under our 2010 LTIP and which are considered beneficially owned under applicable Securities and Exchange Commission rules because she will acquire the respective shares immediately upon termination of service on the Board of Directors.

(3)	Shares beneficially owned by Mr. Black include 2,823 shares of common stock held in our Thrift Plan as of December 31, 2018.

(4)
Shares beneficially owned by Messrs. Burbach, Jaska, Krieg, LeMasters and Nardelli represent shares of common stock underlying vested restricted stock units and accrued dividend equivalents paid in shares that each of them has elected to defer under our 2010 LTIP and which are considered beneficially owned under applicable Securities and Exchange Commission rules because each of them will acquire their respective shares immediately upon termination of service on the Board of Directors.

(5)	Shares beneficially owned by Mr. Duling include 414 shares of common stock held in our Thrift Plan as of December 31, 2018.

(6)	Shares beneficially owned by Mr. Fees also include 9,471 shares of common stock held in our Thrift Plan as of December 31, 2018.

(7)	Shares beneficially owned by Mr. Kerr include 293 shares of common stock held in our Thrift Plan as of December 31, 2018.

(8)	Shares beneficially owned by Mr. Loving include 5,070 shares of common stock held in our Thrift Plan as of December 31, 2018.

(9)
Shares beneficially owned by Admiral Mies include 1,806 shares of common stock underlying vested restricted stock units that he elected to defer under our 2010 LTIP and which are considered beneficially owned under applicable Securities and Exchange Commission rules because Admiral Mies will acquire such shares immediately upon termination of service on the Board of Directors.

(10)
Shares owned by Mr. Pryor include 8,014 shares of common stock underlying vested restricted stock units and accrued dividend equivalents paid in shares that he elected to defer under our LTIP and which are considered beneficially owned under applicable Securities and Exchange Commission rules because Mr. Pryor will acquire such shares immediately upon termination of service on the Board of Directors.

(11)	Shares owned by all directors and executive officers as a group include 18,071 shares of common stock held in our Thrift Plan as of December 31, 2018.
Shares beneficially owned by each of our directors and officers individually in each case constituted less than one percent of the outstanding shares of common stock on March 20, 2019, as determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. The aggregate shares beneficially owned by all of our directors and officers as a group constituted less than one percent of the outstanding shares of common stock measured as of the same date and on the same basis.

60 2019 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock, which is our only class of voting stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	17,538,270	(2)	17.7%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19335	8,883,748	(3)	9.0%
William Blair Investment Management, LLC 150 North Riverside Plaza Chicago, IL 60606	6,354,313	(4)	6.4%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	6,271,848	(5)	6.4%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	6,013,846	(6)	6.0%
Brown Advisory Inc. 901 South Bond Street, Suite #400 Baltimore, MD 21231	5,811,743	(7)	5.9%

(1)	Percent is based on outstanding shares of our common stock on March 20, 2019.

(2)
As reported on Schedule 13G/A filed with the Securities and Exchange Commission ("SEC") on December 10, 2018, T. Rowe Price Associates, Inc. has beneficial ownership of 17,475,203 shares of our common stock. According to the Schedule 13G/A, T. Rowe Price Associates has sole voting power with respect to 4,379,701 shares of our common stock and sole dispositive power with respect to 17,475,203 shares of our common stock.

(3)
As reported on Schedule 13G/A filed with the SEC on February 11, 2019, The Vanguard Group, Inc. has beneficial ownership of 8,883,748 shares of our common stock. According to the Schedule 13G/A, The Vanguard Group has sole voting power with respect to 57,617 shares of our common stock, shared voting power with respect to 11,992 shares of our common stock, sole dispositive power with respect to 8,826,948 shares of our common stock and shared dispositive power with respect to 56,800 shares of our common stock.

(4)
As reported on Schedule 13G/A filed with the SEC on February 13, 2019, William Blair Investment Management, LLC has beneficial ownership of 6,354,313 shares of our common stock. According to the Schedule 13G/A, William Blair Investment Management has sole voting power with respect to 5,695,752 shares of our common stock and sole dispositive power with respect to 6,354,313 shares of our common stock.

(5)
As reported on Schedule 13G/A filed with the SEC on February 4, 2019, BlackRock, Inc. has beneficial ownership of 6,271,848 shares of our common stock. According to the Schedule 13G/A, BlackRock has sole voting power with respect to 5,878,412 shares of our common stock and sole dispositive power with respect to 6,271,848 shares of our common stock.

(6)
As reported on Schedule 13G/A filed with the SEC on February 14, 2019, Capital Research Global Investors ("CRGI") has beneficial ownership of 6,013,846 shares of our common stock. According to the Schedule 13G/A, CRGI has sole voting power with respect to and sole dispositive power with respect to 6,013,846 shares of our common stock.

(7)
As reported on Schedule 13G/A filed with the SEC on February 11, 2019, Brown Advisory incorporate ("BAI") has beneficial ownership of 5,811,743 shares of our common stock. According to the Schedule 13G/A, BAI has sole voting power with respect to 4,946,533 shares of our common stock.

2019 PROXY STATEMENT 61

AUDIT AND FINANCE COMMITTEE REPORT

AUDIT AND FINANCE COMMITTEE REPORT
The following report of the Audit and Finance Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that BWXT specifically incorporates it by reference into such filing.
As described more fully in its charter, the purpose of the Audit and Finance Committee is to assist the Board in its oversight of BWXT’s financial reporting process, internal control system and audit functions. The Audit and Finance Committee also provides oversight of (i) BWXT’s compliance with legal and regulatory financial requirements; (ii) BWXT’s guidelines, policies and processes to assess and manage the Company’s exposure to risks in general, including financial risks; (iii) BWXT’s financial strategies and capital structure; and (iv) BWXT’s ethics and compliance program. The Committee’s principal responsibility is one of oversight. BWXT’s management is responsible for the preparation, presentation and integrity of its financial statements and Deloitte & Touche LLP (“Deloitte”), BWXT’s independent registered public accounting firm, is responsible for auditing and reviewing those financial statements. Deloitte reports directly to the Audit and Finance Committee, which is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.
The Audit and Finance Committee discussed with Deloitte the scope and plan for its audit and approved the terms of Deloitte’s engagement letter for the 2018 audit. In addition, the Audit and Finance Committee reviewed and approved the internal audit plan for 2018. The Audit and Finance Committee met and discussed with management, internal audit and Deloitte each quarter during the year, among other things:

•	the clarity and completeness of the presentation of the Company’s financial statements, its financial position and performance for the reporting period;

•	the assessment of the Company’s internal control over financial reporting;

•
critical accounting policies, including key accounting decisions and judgments, critical accounting estimates and underlying assumptions, significant changes in the selection or application of accounting principles and alternative accounting treatments;

•	the effect of regulatory and accounting initiatives on the Company’s financial statements;

•	unadjusted audit differences noted or proposed by Deloitte during its audit; and

•	any material written communications between management and Deloitte.
In this context, the Audit and Finance Committee reviewed and discussed BWXT’s audited consolidated financial statements for the year ended December 31, 2018 with BWXT’s management and Deloitte. This review included discussions with Deloitte regarding those matters required by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Committee received from Deloitte the written disclosures and letter required by the applicable PCAOB standards and rules concerning Deloitte’s independence and discussed with Deloitte their independence from BWXT and management. The Committee also considered whether the provision of non-audit services to BWXT is compatible with Deloitte’s independence.
The Audit and Finance Committee reviewed and discussed with management its assessment and report on the effectiveness of BWXT’s internal control over financial reporting as of December 31, 2018, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control - Integrated Framework” (2013 framework). We have also reviewed and discussed with Deloitte its review and report on BWXT’s internal control over financial reporting.
Based on these reviews and discussions and the reports of Deloitte, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in BWXT’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

THE AUDIT AND FINANCE COMMITTEE
Jan A. Bertsch, Chair
Robb A. LeMasters
Robert L. Nardelli
Barbara A. Niland

62 2019 PROXY STATEMENT

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2019
Our Board of Directors has ratified the decision of the Audit and Finance Committee to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2019. Although stockholder approval of this appointment is not required, we intend to seek stockholder approval of our registered public accounting firm annually. No determination has been made as to what action the Audit and Finance Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit and Finance Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit and Finance Committee concludes such a change would be in our best interests. We expect that representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
For the years ended December 31, 2018 and 2017, we paid Deloitte fees, including expenses and taxes, totaling $2,856,695 and $2,679,095, respectively, which are categorized below.

	2018	2017
Audit	$2,699,000	$2,636,000
The Audit fees for the years ended December 31, 2018 and 2017 were for professional services rendered for the audits of the combined and consolidated financial statements of BWXT, the audit of BWXT’s internal control over financial reporting, statutory and subsidiary audits, reviews of the quarterly combined and consolidated financial statements of BWXT and assistance with review of documents filed with the SEC.

Audit-Related	80,000	—
There were Audit-Related fees for the year ended December 31, 2018 related to the Company's debt offering.
Tax	75,000	40,400
The Tax fees for the years ended December 31, 2018 and 2017 were for professional services rendered for consultations on various U.S. federal, state and international tax compliance assistance, as well as consultation and advice on various foreign tax matters.

All Other	2,695	2,695
The fees for all other services for the years ended December 31, 2018 and 2017 were for an online research tool subscription service.
Total	$2,856,695	$2,679,095
It is the policy of our Audit and Finance Committee to pre-approve all audit engagement fees, terms and services and permissible non-audit services to be performed by our independent registered public accounting firm.
Annually, the independent registered public accounting firm and the Vice President of Internal Audit present to the Audit and Finance Committee the anticipated services to be performed by the firm during the year. The Audit and Finance Committee reviews and, as it deems appropriate, pre-approves those services. The separate Audit, Audit-Related, Tax and All Other services and estimated fees are presented to the Audit and Finance Committee for consideration. The Audit and Finance Committee reviews on at least a quarterly basis the proposed services and fees for additional services that have occurred and are outside the scope of the services and fees initially pre-approved by the Audit and Finance Committee. In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings, the Audit and Finance Committee has pre-approved specific audit, audit-related, tax and other services and individual and aggregate fees for such services. The Audit and Finance Committee did not approve any audit, audit-related, tax or other services pursuant to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act of 1934.

2019 PROXY STATEMENT 63

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RECOMMENDATION AND VOTE REQUIRED
Our Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2019. The proxy holders will vote all proxies received FOR approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the shares cast on the matter. Because abstentions will not be considered cast on this matter, they will not have any effect on the proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Pursuant to our Code of Business Conduct, all employees (including our Named Executives) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with us, supplies goods or services to us, or is our customer, are required to disclose to us and receive written approval from our Corporate Ethics and Compliance department prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the business is denied if we believe that the employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work. Our Corporate Ethics and Compliance department implements our Code of Business Conduct and related policies and the Audit and Finance Committee of our Board is responsible for overseeing our Ethics and Compliance Program, including compliance with our Code of Business Conduct. Our Board members are also responsible for complying with our Code of Business Conduct. Additionally, our Governance Committee is responsible for reviewing the professional occupations and associations of our Board members. Our Audit and Finance Committee also reviews transactions between us and other companies with which our Board members are affiliated. For information on how to obtain a copy of our Code of Business Conduct, please see the “Corporate Governance” section above in this proxy statement.
We have entered into an indemnification agreement with each of our directors and executive officers in connection with the spin-off and have entered into substantially similar agreements with our directors and executive officers who have joined our Company or become executive officers since that time. Under the terms of the agreement, we agree to indemnify the indemnified person, to the fullest extent permitted by Delaware law, from claims and losses arising from their service to the Company (other than certain claims brought by the indemnified party against us or any of our officers and directors). The agreement also provides each indemnified person with expense advancement to the extent the expenses arise from, or might reasonably be expected to arise from, an indemnifiable claim and contains additional terms meant to facilitate a determination of the indemnified person’s entitlement to such benefits.
SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the NYSE. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no forms were required, we believe that, during the year ended December 31, 2018, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% or more beneficial owners were satisfied.

64 2019 PROXY STATEMENT

STOCKHOLDERS' PROPOSALS

STOCKHOLDERS’ PROPOSALS
Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2020 Annual Meeting of Stockholders must send notice of the proposal to our Corporate Secretary at our principal executive office no later than November 30, 2019. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

In addition, any stockholder who intends to submit a proposal for consideration at our 2020 Annual Meeting, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our Bylaws, such notice must (i) be received at our principal executive offices no earlier than close of business on January 15, 2020 or later than February 14, 2020 and (ii) satisfy specified requirements set forth in our Bylaws. A copy of the pertinent bylaw provisions can be found on our website at www.bwxt.com at “Investors — Corporate Governance — Highlights.”

By Order of the Board of Directors,

Thomas E. McCabe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: March 29, 2019

2019 PROXY STATEMENT 65

APPENDIX A
RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (NON-GAAP) RESULTS(1)(2)

	For the Twelve Months Ended December 31, 2018
	(In millions, except per share amounts)
	GAAP	Pension & OPEB MTM (Gain) / Loss	Acquisition Related Costs	Recognition of Debt Issuance Costs from Former Credit Facility	Gain on Forward Contracts	One Time Tax (Benefit) / Losses	Non-GAAP

Operating Income	$ 305.0	0	$ 2.5	0	0	0	$ 307.5
Other Income (Expense)	(24.8)	32.6	0	2.4	(4.7)	0	5.5
Provision for Income Taxes	(52.8)	(7.5)	(0.6)	(0.6)	1.2	(13.5)	(73.8)
Net Income	227.3	25.1	1.9	1.8	(3.5)	(13.5)	239.1
Net Income Attributable to Noncontrolling Interest	(0.3)	0	0	0	0	0	(0.3)
Net Income Attributable to BWXT	$ 227.0	$ 25.1	1.9	1.8	$ (3.5)	$ (13.5)	$ 238.8

Diluted Shares Outstanding	100.0	100.0	100.0	100.0	100.0	100.0	100.0
Diluted Earnings per Common Share	$ 2.27	$ 0.25	$ 0.02	$ 0.02	$ (0.03)	$ (0.13)	$ 2.39

Effective Tax Rate	18.9%						23.6%

	For the Twelve Months Ended December 31, 2017
	(In millions, except per share amounts)
	GAAP	Pension & OPEB MTM (Gain) / Loss	Litigation	Impairment (Gains) / Charges	Executive Restructuring	One Time Tax (Benefit) / Losses	Non-GAAP

Operating Income	$ 292.2	0	$ (7.9)	0	$ 2.6	0	$ 287.0
Other Income (Expense)	3.6	11.1	0	(0.4)	0	0	14.2
Provision for Income Taxes	(147.4)	(4.2)	2.8	0.0	(1.0)	54.6	(95.1)
Net Income	148.4	6.9	(5.1)	(0.4)	1.7	54.6	206.1
Net Income Attributable to Noncontrolling Interest	(0.5)	0	0	0	0	0	(0.5)
Net Income Attributable to BWXT	$ 147.8	$ 6.9	$ (5.1)	$ (0.4)	$ 1.7	$ 54.6	$ 205.6

Diluted Shares Outstanding	100.4	$ 100.4	#REF!	#REF!	#REF!	#REF!	100.4
Diluted Earnings per Common Share	$ 1.47	$ 0.07	$ (0.05)	$ (0.00)	$ 0.02	$ 0.54	$ 2.05

Effective Tax Rate	49.8%						31.6%

(1)	May not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT’s ongoing operations.

APPENDIX B
Proposed Amendment to the BWX Technologies, Inc. Restated
Certificate of Incorporation for Declassification of the Board of Directors

FIFTH: (a) Directors. The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation, the Board of Directors hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, will invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

(a)Number, Election, Classification and Terms of Directors. The number of directors which will constitute the whole Board of Directors shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of at least a majority of the directors then in office (subject to such rights of holders of a series of shares of Preferred Stock to elect one or more directors pursuant to any provisions contained in a Directors’ Resolution with respect to such series), but in any event will not be less than three. The directors~~, other than those who may be elected by the holders of any series of Preferred Stock, will be~~ shall be and are divided into three classes~~: Class I, Class II and Class III. Each director will serve for a term ending on~~, with the terms of the classes elected at the annual meetings of stockholders held in 2017, 2018 and 2019, respectively, expiring at the third annual meeting of stockholders ~~of the Corporation following the~~ held after the election of such class of directors; provided that such division shall terminate at the third annual meeting of stockholders ~~at which that~~ held after the 2019 annual meeting of stockholders and the Board of Directors will cease to be classified at such time. Notwithstanding the preceding sentence, but subject to the rights, if any, of the holders of a series of the Preferred Stock then outstanding, each director ~~was~~ elected~~; provided, however, that the directors first designated as Class I directors will~~ by the stockholders after the 2019 annual meeting of stockholders shall serve for a term expiring at the first annual meeting of stockholders ~~next following the end of the calendar year 2010, the directors first designated as Class II directors will serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 2011, and the directors first designated as Class III directors will serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 2012~~held after such director’s election. Each director will hold office until the annual meeting of stockholders at which that director’s term expires and, the foregoing notwithstanding, each director will serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

~~At each annual election, the directors chosen to succeed those whose terms then expire will be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.~~

In the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. ~~The Board of Directors will specify the class to which a newly created directorship will be allocated.~~

Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

(b)Removal of Directors. ~~No~~ From and after the third annual meeting of stockholders following the 2019 annual meeting of stockholders, directors shall be removable either with or without cause, and the removal of any director, whether with or without cause, shall require the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Until the third annual meeting of stockholders following the 2019 annual meeting of stockholders, no director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise, except for cause or a Board Determination (as defined below), and then only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. ~~Except~~ With respect to any removal pursuant to the preceding sentence, except as applicable law otherwise provides and unless the Board of Directors has made a determination that removal is in the best interests of the Corporation (in which case a finding of cause is not required for removal), which determination shall require the affirmative vote of at least eighty percent (80%) of the directors then in office at any meeting of the Board of Directors called for that purpose (a “Board Determination”), “cause” for the removal of a director will be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of at least eighty percent (80%) of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors voting separately as a class pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the Directors’ Resolution providing for the establishment of any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provisions of that Directors’ Resolution. The foregoing provisions of this Article FIFTH are subject to the terms of any series of Preferred Stock with respect to the directors to be elected solely by the holders of such series of Preferred Stock.

(c)Vacancies. Except as a Directors’ Resolution providing for the establishment of any series of Preferred Stock may provide otherwise, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause will be filled by the affirmative vote of at least a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director elected in accordance with the preceding sentence will hold office for either the remainder of the full term of the class of directors in which the ~~new directorship was created or the~~ vacancy occurred ~~and~~ or, in the case of a newly created directorship, for a term expiring at the first annual meeting of stockholders held after such director’s election and, in each case, until that director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Except as a Directors’ Resolution providing for the establishment of any series of Preferred Stock may provide otherwise with respect to directors elected pursuant to any provisions contained in a Directors’ Resolution with respect to such series, no decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director.

(d)Amendment of Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of at least a majority of the directors then in office. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation at any annual meeting before which such matter has been properly brought in accordance with the Bylaws of the Corporation, or at any special meeting if notice of the proposed amendment is contained in the notice of said special meeting; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

(e)Certain Amendments. Notwithstanding anything in this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with, or to repeal, this Article FIFTH or Article SIXTH.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2019 (May 9, 2019 for participation in BWXT Thrift Plan). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2019 (May 9, 2019 for participants in BWXT Thrift Plan). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

BWX TECHNOLOGIES, INC.
800 MAIN STREET, 4TH FLOOR
LYNCHBURG, VIRGINIA 24504

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E41566-P00986	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BWX TECHNOLOGIES, INC.
The Board of Directors recommends you vote FOR each director nominee in Proposal 1.
1.	Election of Class III Director Nominees:	For	Against	Abstain
	1a. John A. Fees	❑	❑	❑
	1b. Robb A. LeMasters	❑	❑	❑

The Board of Directors recommends you vote FOR Proposal 2.					For	Against	Abstain
2.	Amendment of the BWX Technologies, Inc. Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors.				❑	❑	❑

The Board of Directors recommends you vote FOR Proposal 3.					For	Against	Abstain
3.	Advisory vote on compensation of our Named Executive Officers.				❑	❑	❑

The Board of Directors recommends you vote FOR Proposal 4.					For	Against	Abstain
4.	Ratification of Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2019.				❑	❑	❑
The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR all director nominees and FOR proposals 2, 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				❑
Please indicate if you plan to attend this meeting			❑	❑
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

BWX Technologies, Inc.
Annual Meeting of Stockholders
Tuesday, May 14, 2019 at 9:30 a.m. Eastern Time
The Virginian Hotel
Eleanor Rose Room
712 Church Street
Lynchburg, Virginia 24504

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG PERFORATION, DETACH
AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

E41567-P00986

                                                                     BWX TECHNOLOGIES, INC.
                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                           ANNUAL MEETING OF STOCKHOLDERS
                                                                             Tuesday, May 14, 2019
The undersigned stockholder(s) hereby appoint(s) Rex D. Geveden and Thomas E. McCabe, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BWX Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Time on May 14, 2019 at The Virginian Hotel, Eleanor Rose Room, 712 Church Street, Lynchburg, Virginia 24504, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.
ATTENTION PARTICIPANTS IN BWXT’S THRIFT PLAN: If you held shares of BWX Technologies, Inc. (“BWXT”) common stock through The Thrift Plan for Employees and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company (“Vanguard”), Trustee of the Thrift Plan. Your proxy must be received no later than 11:59 p.m. Eastern Time on May 9, 2019. Any shares of BWXT common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions for other participants in the Thrift Plan.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPT LY USING THE ENCLOSED REPLY ENVELOPED

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE